Exhibit 10.1

* Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is made and entered into as of November 3, 2026 by and among (i) Li Bang International Corporation Inc., an exempted company incorporated in the Cayman Islands, whose Class A ordinary shares, par value US$0.002 per share, are traded on The Nasdaq Stock Market (“Nasdaq”) under the ticker symbol “LBGJ” (“Li Bang” or the “Issuer”), (ii) Jiangsu Libang Intelligent Technology Co., Ltd. (江苏砺邦智能科技有限公司), a limited liability company incorporated in the People’s Republic of China (the “PRC”) with unified social credit code 91320281MA26UHER6B and a wholly-owned subsidiary of Li Bang (the “Buyer”), (iii) Jiangsu Xinsheng Synthetic Materials Co., Ltd. (江苏新胜合成材料有限公司), a limited liability company incorporated in the PRC (the “Target Company”), (iv) [Seller 1 Name], a PRC citizen with PRC ID No. [    ], and (v) [Seller 2 Name], a PRC citizen with PRC ID No. [    ] (each of [Seller 1 Name] and [Seller 2 Name], a “Seller” and, together, the “Sellers”). Li Bang, the Buyer, the Target Company, and each Seller are referred to herein individually as a “Party” and collectively as the “Parties.” All representations, warranties, covenants, agreements and obligations of the Seller or the Sellers under this Agreement are made and undertaken by the Sellers jointly and severally, and the term “Seller,” when used with respect to any such representation, warranty, covenant, agreement or obligation, means each of the Sellers, jointly and severally.

RECITALS:

WHEREAS, as of the date hereof, each Seller owns fifty percent (50%) of the issued and outstanding equity interest of the Target Company, together constituting all of the issued and outstanding equity interest of the Target Company;

WHEREAS, the Target Company is a supplier of innovative and high-performance chemical raw materials and a provider of professional technical support services for applications of the chemical raw materials (the “Business”);

WHEREAS, the Buyer is a wholly-owned subsidiary of Li Bang, and the Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers an aggregate of fifty point one percent (50.1%) of the issued and outstanding equity interest of the Target Company (the “Subject Equity”) for an aggregate purchase price (the “Purchase Price”) consisting of 2,000,000 Consideration Shares (as defined below) to be issued by Li Bang and a Cash Consideration in the amount of US$23,000,000, subject to and in accordance with the terms and conditions of this Agreement;

WHEREAS, the Parties intend that upon completion of the transfer of the Subject Equity in accordance with the terms of this Agreement, [Seller 1 Name] will hold twenty-five percent (25%), [Seller 2 Name] will hold twenty-four point nine percent (24.9%), and the Buyer will hold fifty point one percent (50.1%) of the issued and outstanding equity interest of the Target Company (the “Acquisition”), with such post-transaction equity ownership of the Target Company set forth in Schedule A attached hereto;

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

“Act” or “Securities Act” means the U.S. Securities Act of 1933, as amended.

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“Action” means any action, suit, litigation, arbitration, hearing, inquiry, examination, audit, investigation, claim, dispute or other proceeding, whether civil, criminal, judicial, administrative or otherwise.

“Acceptable Tax Evidence” means (i) written evidence reasonably acceptable to the Buyer that the taxes in connection with the sale and purchase of the Subject Equity have been paid in full, e.g., a receipt of payment (完税证明 including a 中华人民共和国税收缴款书) issued by the relevant Tax Authority.

“Additional Agreements” means any agreement, certificate, instrument, notice or other document that any Party is required or agrees to execute, deliver or perform in connection with the transactions contemplated by this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such first Person. With respect to any natural person, “Affiliate” also includes any member of such Person’s immediate family, any family limited partnership, limited liability company or other entity in which such Person owns any beneficial interest, and any trust, voting or otherwise, of which such Person is a trustee or of which such Person or any member of such Person’s immediate family is a beneficiary.

“Agreement” means this Share Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Audit Report” means, with respect to any fiscal year, the audited annual financial statements and audit report of the Target Company for such fiscal year, prepared by an independent auditor and verifying the Target Company’s total sales and net profit margin for such fiscal year.

“Authority” means any governmental, regulatory, administrative, judicial or arbitral body, agency, authority, bureau, commission, court, tribunal or other instrumentality, whether international, national, federal, state, provincial, municipal or local, and any public, private or industry self-regulatory authority.

“Books and Records” means all books, records, ledgers, files, correspondence, invoices, receipts, financial data, tax files, employee records, customer and supplier lists, research and development records, regulatory approval records, pricing files, billing and collection records, operating data and other records of every kind, whether written, electronic or otherwise embodied, owned, held or used by the Target Company or any Subsidiary or in which the assets, business or transactions of the Target Company or any Subsidiary are otherwise reflected.

“Board Resolutions” means the unanimous written resolutions of the board of directors of Li Bang approving the Acquisition, the issuance of the Consideration Shares and the related matters contemplated hereby.

“Business” means the supply of innovative and high-performance chemical raw materials and the provision of professional technical support services for applications of such chemical raw materials, and all commercial activities reasonably related or incidental thereto, in each case as conducted by the Target Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the People’s Republic of China (including Hong Kong), the British Virgin Islands, the Cayman Islands or New York are authorized or required by Law to be closed.

“Business Employees” means all current employees, officers, and managers of the Target Company Group, and any employees, officers, managers, consultants, Independent Contractors or other service providers of the Sellers or any Affiliate of any Seller, in each case whose duties primarily relate to, or whose services are primarily used in, the Business.

“Cash Consideration” shall mean an aggregate amount of US$23,000,000 (or the equivalent in Renminbi, converted at the central parity rate published by the People’s Bank of China on the applicable payment date), payable by Li Bang (or, at Li Bang’s election, by the Buyer or an Affiliate of the Buyer) to the Sellers in three (3) installments in accordance with Section 2.2: the First Cash Installment, the Second Cash Installment, and the Third Cash Installment.

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“Change in Control Payments” means any compensation, severance, bonus, retention payment, acceleration of benefits, vesting, reimbursement or other payment or benefit that becomes payable or is triggered, in whole or in part, by the execution of this Agreement, the Closing or any change in control or similar transaction involving the Target Company Group or the Business.

“Charter Documents” means the memorandum and articles of association, certificate of incorporation, register of members, register of directors, minute books, share registers, securities registers and other comparable organizational or corporate records of the Target Company and any Target Subsidiary.

“Confidential Information” means all non-public, proprietary or confidential information of or relating to the Target Company Group, or the Business, including customer information, supplier information, pricing, strategies, operating procedures, intellectual property, technical information, formulas, craftsmanship, trade secrets, financial information, data sets, business plans, market information and other commercially valuable information, in whatever form or medium.

“Consideration Shares” or “Stock Consideration” shall refer to an aggregate of 2,000,000 Li Bang Shares to be issued by Li Bang to the Sellers as the stock consideration portion of the Purchase Price, subject to adjustment for any reverse split, share consolidation, subdivision, recapitalization, reclassification, or other similar change in the capitalization or share structure of Li Bang, and further subject to the Lock-Up Restrictions set forth in Section 2.7, the performance-based Leak-Out Schedule set forth in Section 2.8, and reverse split top-up provisions set forth in Section 2.10. The Consideration Shares shall be allocated and issued to the Sellers in such numbers to each Seller as set forth in Schedule A attached hereto.

“Continuing Employees” means those Business Employees who continue to be employed or engaged by the Target Company Group, the Buyer or any of their respective Affiliates immediately following the Closing.

“Contracts” means all contracts, agreements, commitments, arrangements, purchase orders, sales orders, supply agreements, distribution agreements, sales agency agreements, manufacturing agreements, logistics and warehousing agreements, statements of work, service agreements, licenses, sub-licenses, leases, guarantees, undertakings and other legally binding instruments or arrangements, whether written or oral.

“Contributed Assets” means all assets, properties, rights, interests, businesses, goodwill, Permits (including Environmental Permits and all hazardous-materials handling, storage, transportation and disposal authorizations), Intellectual Property (including chemical formulations, formulae, recipes, product and raw-material specifications, process and manufacturing know-how, technical data and trade secrets), Information Technology, Inventory (including raw materials, intermediates, catalysts, additives, work-in-process and finished products), Tangible Assets (including manufacturing, processing, blending, packaging, storage, handling, laboratory and quality-control equipment), product registrations, regulatory approvals and quality and safety certifications, safety data sheets and other product-safety, quality, technical and regulatory documentation, supplier, customer and distributor relationships, Books and Records, Contracts (including supply, offtake, toll-manufacturing, distribution and raw-material purchase Contracts) and other items that are (i) owned, leased, licensed, held for use or used by the Target Company or any Target Subsidiary, or (ii) owned, leased, licensed, held for use or used by the Sellers or any Affiliate of any Seller Seller and are primarily related to, primarily used in, or reasonably necessary for the conduct, continuation or operation of the Business as currently conducted or as contemplated to be conducted following the Closing, including any such assets, properties, rights, interests, businesses, goodwill, Permits, Intellectual Property, Information Technology, Inventory, Tangible Assets, product registrations, regulatory approvals, certifications, documentation, relationships, Books and Records, Contracts and other items to be contributed, assigned, transferred, novated, licensed or otherwise made available to the Target Company Group.

“Disclosure Schedules” means the disclosure schedules delivered by the Target Company and each Seller in connection with this Agreement, as the same may be updated to the extent expressly permitted by this Agreement.

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“Employee Agreement” means any management, employment, offer letter, consulting, service, retention, incentive, bonus, severance, termination, confidentiality, invention assignment, non-competition, non-solicitation, change in control, transaction bonus or other similar Contract or arrangement between the Target Company, any Target Subsidiary or, with respect to any Business Employee, the Sellers or any Affiliate of any Seller, on the one hand, and any current or former employee, officer, director, manager, consultant, Independent Contractor or other service provider, on the other hand.

“Employee Plan” means any written or unwritten plan, program, policy, agreement, arrangement or practice relating to compensation, salary, wages, bonus, commission, incentive compensation, retention bonus, severance, termination pay, deferred compensation, profit sharing, equity or equity-based compensation, social insurance, housing fund, pension, medical, disability, life insurance, paid leave, fringe benefits or any other employee benefit or remuneration of any kind that is maintained, contributed to, sponsored by, required to be contributed to by, or with respect to which any Liability may exist on the part of, the Target Company, any Target Subsidiary or, with respect to any Business Employee, the Sellers or any Affiliate of any Seller.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Filings” means filings under the Exchange Act made by Li Bang prior to the Closing Date.

“First Cash Installment” means US$3,000,000, payable on the First Closing Date in accordance with Section 2.2(a).

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“HKIAC” means Hong Kong International Arbitration Centre.

“Indebtedness” means, with respect to any Person and without duplication, (a) all obligations of such Person for borrowed money, deposits or advances of any kind, including amounts owing by reason of overdrafts and reimbursement obligations with respect to letters of credit, together with all accrued interest, fees and costs thereon, (b) all obligations of such Person evidenced by bonds, debentures, notes, liens, mortgages or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, other than accounts payable incurred in the ordinary course of business, (e) all indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under GAAP, and (g) all guarantees by such Person of any of the foregoing.

“Independent Contractor” means any individual or entity engaged by the Target Company, any Target Subsidiary or, to the extent providing services primarily related to the Business, the Sellers or any Affiliate of any Seller, who is not treated as an employee for payroll Tax, employment Tax or labor law purposes.

“Information Technology” means all computer systems, servers, hardware, software, source code, object code, databases, data sets, cloud resources, applications, websites, mobile applications, mini programs, APIs, scripts, tags, pixels, development tools, content management systems, customer relationship management systems, financial and reporting systems, analytics systems, attribution systems, ad-tech tools, communication systems, networks, cybersecurity systems, backups and all related documentation and materials, in each case owned, leased, licensed, used or held for use by the Target Company Group or, to the extent used in the Business, by the Sellers or any Affiliate of any Seller.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (A) patents, patent applications and statutory invention registrations; (B) trademarks, service marks, trade names, business names, brand names, logos, slogans, trade dress and domain names, and applications and registrations for any of the foregoing; (C) copyrights and copyrightable works, including software, source code, object code, technical drawings, engineering designs, process diagrams, operating manuals, technical specifications, research reports, safety data sheets and other technical documentation, and applications and registrations for any of the foregoing; (D) trade secrets, know-how and other confidential or proprietary information, including chemical formulations, compositions, manufacturing processes and methods, production techniques, process parameters, analytical and testing methods, quality control procedures, research and development results and technical data; (E) databases, compilations and data sets, including research, testing, production and quality control data; (F) all rights in and to improvements, modifications and developments of any of the foregoing; and (G) all other intellectual property and proprietary rights, whether registered or unregistered, domestic or foreign.

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“Key Employees” means those employees, officers, managers, consultants and other service providers of the Target Company Group whose services, relationships, know-how or responsibilities are material to the continued operation, customer relationships, operating account management, financial management, technology support or overall management of the Business.

“Knowledge” means, with respect to any matter in question, the actual knowledge of any executive officer or key manager of the applicable party (or the party itself if such party is an individual) after reasonable inquiry.

“Labor Laws” means all applicable Laws relating to labor, employment, hiring, wages, hours, overtime, minimum wage, salary payment, social insurance, housing fund, employee benefits, compensation, severance, termination, discrimination, harassment, workplace safety, occupational health, immigration, work permits, employee consultation, collective labor matters, Independent Contractors and other terms and conditions of employment or engagement.

“Labor Union” means any labor union, works council, employee representative body or other employee representative organization.

“Law” means, with respect to any Person, any national, provincial, municipal or local law, statute, ordinance, rule, regulation, code, treaty, constitution, common law, Order, judgment, decree, injunction or other similar requirement enacted, adopted, promulgated or applied by any Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Leaked Out Consideration Shares” means Consideration Shares that have been released and leaked out from the Lock-Up Restrictions in accordance with the Leak-Out Schedule set forth in Section 2.7.

“Leases” means all leases, subleases, licenses, concessions and other agreements, including all amendments, extensions, renewals, guarantees and other agreements with respect thereto, pursuant to which the Target Company or any Target Subsidiary uses or occupies any Real Property.

“Liabilities” means any and all debts, liabilities, obligations, commitments, claims, losses, damages, deficiencies, penalties, costs and expenses of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, and whenever or however arising.

“Li Bang Shares” means the Class A ordinary shares, par value US$0.002 per share, of Li Bang.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance, claim, option, right of first refusal, restriction on transfer, title retention arrangement or other adverse interest of any kind in respect of such asset, including any agreement to give any of the foregoing and any voting agreement or proxy.

“Losses” means any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs and expenses, including reasonable attorneys’ fees and expenses and the cost of enforcing any right to indemnification hereunder.

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“Material Adverse Effect” means any event, change, circumstance, development, occurrence or effect that has had or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results of operations, prospects or operations of the Business or the Target Company Group, taken as a whole, or on the ability of any Seller or the Target Company to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect, except to the extent disproportionately affecting the Target Company Group relative to other similarly situated businesses in the chemical raw materials manufacturing industry: (A) changes after the date hereof in GAAP or other applicable accounting standards or in applicable Law; (B) acts of God or acts of war, armed hostilities, sabotage or terrorism; (C) changes in general economic, business, financial or market conditions affecting the jurisdictions in which the Target Company Group operates generally; or (D) changes in conditions affecting the chemical raw materials manufacturing industry generally, including general fluctuations in raw material and energy prices. For the avoidance of doubt, subject to the foregoing exclusions and the disproportionate-effect exception, any of the following may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (x) the loss, suspension, revocation or non-renewal of any material Permit; (y) the loss, suspension, restriction or termination of any Material Contract; or (z) the loss of one or more Material Customers or Material Suppliers, any material interruption of manufacturing operations or the supply of essential raw materials or utilities, any material product defect, product recall or product liability claim, any material chemical spill, release of hazardous substances, environmental contamination, fire, explosion or workplace safety incident, any material cybersecurity incident or violation of applicable Law, or the resignation or departure of one or more Key Employees in circumstances materially adverse to the Business.

“Material Customers” means the top 10 customers of the Business by revenue during the two (2) most recently completed fiscal years prior to the date of this Agreement, and any other client accounting for 10% or more of the consolidated revenues of the Business during such period.

“Material Contract” means any Contract that is material to the Business or the Target Company Group, including any Contract (a) involving aggregate payments to or by the Target Company Group in excess of US$50,000 during any twelve-month period, (b) with any Material Customer, Material Supplier, material distributor, sales agent, contract manufacturer or logistics or warehousing provider, (c) involving exclusivity, non-competition, minimum purchase or supply commitments, take-or-pay obligations, guaranteed volumes, pricing adjustments, rebates, revenue-sharing or most-favored-nation obligations, (d) relating to the ownership, license or use of material Intellectual Property or Information Technology, including proprietary chemical formulations, manufacturing processes or technical know-how, (e) relating to indebtedness, guarantees or the granting of Liens, (f) relating to the lease or use of material manufacturing facilities or equipment, the supply of essential raw materials or utilities, or the handling, storage, transportation, treatment or disposal of hazardous substances or waste, (g) that is not entered into in the ordinary course of business, or (h) that is otherwise material to the conduct, continuation or operation of the Business.

“Material Suppliers” means the top 10 suppliers of the Business by purchase volume or amount of expense during the two (2) most recently completed fiscal years prior to the date of this Agreement, and any other supplier accounting for 10% or more of the consolidated purchases or expenses of the Business during such period.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Net Profit Margin” means, with respect to any fiscal year, the net income of the Target Company for such fiscal year expressed as a percentage of the Target Company’s total revenue for such fiscal year, in each case as reflected in the Audit Report for such fiscal year.

“Offices” means all offices, business locations, branches, warehouses, co-working spaces and other premises used by the Target Company or any Target Subsidiary in the conduct of the Business.

“Order” means any decree, order, judgment, writ, award, injunction, ruling, directive or consent of or by an Authority.

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Target Company or any Target Subsidiary or, to the extent primarily related to or used in the Business, by the Sellers or any Affiliate of any Seller.

“Performance Period” means each fiscal year of the Target Company falling within the Lock-Up Period, commencing with the fiscal year ending June 30, 2027, and “Performance Periods” means all such fiscal years.

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“Performance Target” means, with respect to any Performance Period, the total sales and Net Profit Margin thresholds applicable to such Performance Period as set forth in the Leak-Out Schedule in Section 2.7.

“Permits” means all permits, licenses, approvals, registrations, filings, exemptions, certifications, authorizations, consents and similar rights issued by or obtained from any Authority.

“Permitted Liens” means (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar Liens incurred in the ordinary course of business for amounts that are not yet due and payable or that are being contested in good faith by appropriate proceedings, (c) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and not incurred in connection with the transactions contemplated by this Agreement, and (d) in the case of Real Property, easements, covenants, rights-of-way, restrictions and other similar encumbrances of record that do not, individually or in the aggregate, materially interfere with the present use or occupancy of such Real Property by the Target Company or any Subsidiary in the conduct of the Business as currently conducted.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government, domestic or foreign, or any political subdivision, agency or instrumentality thereof.

“Proceeding” means any Action, audit, assessment, dispute, demand, hearing, examination, claim, notice of violation or other proceeding by or before any Authority or other Person.

“Purchase Price” shall mean aggregate consideration of approximately US$42,200,000, consisting of the Stock Consideration and the Cash Consideration.

“Real Property” means all real properties and interests therein, including leasehold, subleasehold, license and use rights, together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto, and all rights arising out of the use thereof and appurtenant thereto.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Consideration Shares” means all Consideration Shares that remain subject to the Lock-Up Restrictions under this Agreement, and that have not been released as Leaked Out Consideration Shares in accordance with the Leak-Out Schedule.

“Restrictive Covenant Agreements” means all confidentiality, non-competition, non-solicitation, non-disparagement, invention assignment, Intellectual Property assignment and similar restrictive covenant agreements or arrangements binding upon any current or former employee, officer, manager, consultant, Independent Contractor or other service provider of the Target Company Group or, to the extent related to the Business, the Sellers or any Affiliate of any Seller.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Second Cash Installment” means US$5,000,000, payable on the Second Closing Date in accordance with Section 2.2(b).

“Severance Obligation” means any obligation to provide severance pay, termination compensation, economic compensation, payment in lieu of notice, statutory compensation, settlement payment or any similar amount or benefit arising from or relating to the termination of employment or engagement of any current or former employee, officer, manager, consultant, Independent Contractor or other service provider.

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“Subject Equity” means the fifty point one percent (50.1%) of the issued and outstanding equity interest of the Target Company being sold and transferred by the Sellers to the Buyer under this Agreement.

“Lock-Up Period” means the period commencing on the issuance of the Consideration Shares and ending on June 30, 2032, during which the Consideration Shares are subject to the Lock-Up Restrictions and are released only in accordance with the Leak-out Schedule set forth in Section 2.7.

“Tangible Assets” means all tangible personal property and interests therein, including furniture, fixtures, office equipment, computers, servers, communications equipment and other tangible property owned, leased or used by the Target Company or any Subsidiary in the conduct of the Business.

“Target Company Group” means the Target Company and its subsidiaries (if any), collectively. As of the date hereof, the Target Company has no subsidiaries, and references in this Agreement to the Target Company Group, any Target Subsidiary or the Target Subsidiaries shall be construed accordingly.

“Target Subsidiary” means any subsidiary of the Target Company.

“Tax” means any tax, levy, duty, tariff, impost, fee, assessment, withholding or other charge of any kind imposed by any Authority, including income, gross receipts, franchise, sales, use, value-added, transfer, stamp, documentary, payroll, employment, social insurance, social security, customs, excise, property and withholding taxes, together with any interest, penalty or addition thereto.

“Tax Liability” means any liability for Taxes, whether direct or indirect, primary or secondary, fixed or contingent, due or to become due.

“Tax Return” means any return, report, declaration, claim for refund, information return, filing or statement relating to Taxes, including any amendment thereof.

“Taxing Authority” means any Authority responsible for the administration, assessment, collection, enforcement or imposition of any Tax.

“Third Cash Installment” means the balance in the amount of US$15,000,000 payable on the Third Closing Date in accordance with Section 2.3(c).

“Trading Day” means any day on which Nasdaq is open for trading.

“Transaction” means the sale by the Sellers to the Buyer, and the purchase by the Buyer from the Sellers, of the Subject Equity pursuant to this Agreement, the issuance of the Consideration Shares by Li Bang, the grant of the voting proxy under the Voting Proxy Agreement, together with all other transactions contemplated hereby.

“Transaction Bonus” means any bonus, success fee, sale bonus, change in control payment, retention bonus, milestone payment or other compensatory amount that becomes payable, accelerated, earned, vested or provided as a result of the execution of this Agreement, the consummation of the transactions contemplated hereby, or any related retention or post-Closing service arrangement.

“Transaction Documents” means this Agreement and its Exhibits and the Disclosure Schedules, and all other certificates, instruments and documents executed or delivered in connection with the transactions contemplated hereby.

“Voting Proxy Agreement” means the voting proxy agreement to be executed by the Sellers at the Second Closing, granting to the Chief Executive Officer of Li Bang an irrevocable proxy to determine, in such officer’s sole discretion, how to exercise, and to exercise, all voting and consent rights attaching to the equity interests of the Target Company retained by the Sellers following the transfer of the Subject Equity, with respect to all matters submitted to the shareholders of the Target Company for approval, whether at a meeting, by written consent or otherwise, in form and substance reasonably satisfactory to Li Bang.

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“Website(s)” means all internet domain names, websites, landing pages, mobile applications, mini programs, online portals and other digital properties owned, operated, used or held for use in the Business.

ARTICLE II

TRANSACTIONS

2.1. Purchase and Sale of Subject Equity.

Subject to and upon the terms and conditions of this Agreement, and in exchange for the Purchase Price, each Seller shall sell, transfer, convey, assign, and deliver to the Buyer, and the Buyer shall purchase, acquire, and accept from each Seller, free and clear of all Liens, the Subject Equity. Following the transfer of the Subject Equity, each Seller will hold the respective percentage of the issued and outstanding equity interests of the Target Company set forth in Schedule A attached hereto, and the Buyer will hold fifty point one percent (50.1%) of the issued and outstanding equity interests of the Target Company.

2.2. Closings.

The transactions contemplated by this Agreement shall be implemented in three successive stages, each occurring as specified below (the First Closing and the Second Closing are each a “Closing” and, collectively, the “Closings”; and the First Closing Date and the Second Closing Date are each a “Closing Date”):

(a) First Closing: The first closing (the “First Closing”, and such date of the First Closing, the “First Closing Date”) shall take place on or before the tenth (10th) Business Day following the signing of this Agreement. On the First Closing Date, Li Bang shall issue the Consideration Shares and complete the payment of the First Cash Installment to the Sellers, in the respective numbers and amounts allocated to each Seller in Schedule A attached hereto. The Consideration Shares and Cash Considerations payable to [Seller 1 Name] and [Seller 2 Name] under this Agreement shall constitute the consideration for their respective transfers equity interests in the Target Company, in such proportion as more particularly set forth in Schedule A; prior to the First Closing Date, the Sellers and the Target Company shall make the deliveries, in each case as set forth in Section 2.3.

(b) Second Closing: The second closing (the “Second Closing”, and such date of the Second Closing, the “Second Closing Date”) shall take place on or before the ninetieth (90th) calendar day following the First Closing Date. On the Second Closing Date, the Buyer (or at the Buyer’s election, Li Bang) shall complete payment of the Second Cash Installment to the Sellers, in such respective amounts to each Seller as set forth in Schedule A; prior to the Second Closing Date: (i) the Sellers shall transfer title of the Subject Equity to the Buyer (or at the Buyer’s sole discretion, an Affiliate of the Buyer), in such proportions from each Seller as set forth in Schedule A; (ii) the Sellers shall or cause the Target Company to complete the registration of the Buyer (or such Affiliate) as the holder of 40% of the equity interests in the Target Company with the competent PRC market regulation authority (the “Initial Registration Change”), with each of 20% transferred from each Seller; and (iii) the Sellers and/or the Target Company shall make the deliveries, in each case as set forth in Section 2.4.

(c) Third Closing: The third closing (the “Third Closing”, and such date of the Third Closing, the “Third Closing Date”) shall take place following the Second Closing and within twenty-four (24) months after the signing of this Agreement. On the Third Closing Date, the Buyer (or at the Buyer’s election, Li Bang) shall complete payment of the Third Cash Installment to the Sellers, in such respective amounts to each Seller as set forth in Schedule A; prior to the Third Closing Date: (i) the Sellers shall, and shall cause the Target Company to, complete the registration of the Buyer (or, at the Buyer’s sole discretion, an Affiliate of the Buyer) as the holder of 50.1% of the equity interests in the Target Company with the competent PRC market regulation authority (the “Final Registration Change”), with the Sellers’ respective transfer percentages set forth in Schedule A, and (ii) the Sellers and/or the Target Company shall make the deliveries, in each case as set forth in Section 2.5.

Each Closing shall occur at such place and time as the Parties may mutually agree in writing. For the avoidance of doubt, all Consideration Shares shall be subject to the Lock-Up Restrictions and the performance-based Leak-Out Schedule set forth in Sections 2.6 and 2.7.

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2.3. First Closing Deliverables.

On or before the First Closing Date:

(a) Li Bang/Buyer Deliverables. Li Bang and/or the Buyer, as applicable, shall deliver, or cause to be delivered, to the Sellers and the Target Company, (i) evidence of the issuance and allotment of the Consideration Shares to the Sellers (or their respective designated securities accounts), allocated in such numbers to each Seller as set forth in Schedule A attached hereto, through Li Bang’s transfer agent, such issuance to be effected on the First Closing Date, and (ii) payments of the First Cash Installment to the Sellers in accordance with Section 2.2(a) above, in such respective amounts to each Seller as set forth in Schedule A;

(b) Seller/Target Company Deliverables. The Sellers and/or the Target Company shall deliver, or cause to be delivered, to Li Bang and/or the Buyer:

(i) evidence reasonably satisfactory to the Buyer of each Seller’s ownership of each Seller’s equity interest in the Target Company to be sold hereunder, free and clear of all Liens, dated as of the First Closing Date;

(ii) the original statutory books, records, accounts, contracts and/or any other information of the Target Company, to the extent reasonably required by Li Bang and/or the Buyer for their due diligence;

(iii) copies of resolutions duly adopted by the board of directors and shareholders, members or other governing body of the Target Company and each Target Subsidiary (if any), as applicable, authorizing this Agreement and the transactions contemplated hereby, including the transfer of the Subject Equity to the Buyer and the implementation of the post-Closing ownership and control structure of the Target Company Group;

(iv) all other certificates, consents, approvals, schedules, registers, records, materials and ancillary documents required to be delivered by the Seller at the First Closing pursuant to this Agreement (including but not limited to those required under Section 6.6);

(vi) a true, correct and complete copy of the financial statements of the Target Company Group for each of the two (2) most recently completed fiscal years, including consolidated balance sheets, income statements, cash flow statements and related notes, and, if audited financial statements are not available for any such fiscal year, the corresponding unaudited financial statements prepared on a consistent basis from the books and records of the Target Company Group;

(v) certificates of good standing or equivalents for the Target Company and any Target Subsidiary, issued by the applicable jurisdiction of incorporation or organization and dated no earlier than five (5) Business Days prior to the First Closing Date;

(vi) any additional materials in support of the Buyer’s or Li Bang’s due diligence exercise in form and substance reasonably satisfactory to the Buyer and/or Li Bang;

(vii) a certificate executed by a duly authorized officer of the Target Company, dated as of the First Closing Date, certifying, solely with respect to the Target Company Group, that (A) the representations and warranties of the Target Company set forth in this Agreement that are qualified by materiality are true and correct, and those not so qualified are true and correct in all material respects, in each case as of the date of this Agreement and as of the Second Closing Date as though made on and as of the Second Closing Date (except to the extent expressly made as of a specific date, in which case as of such date), (B) the Target Company has performed and complied in all material respects with all covenants and obligations required by this Agreement to be performed or complied with by the Target Company on or prior to the Second Closing Date, and (C) the Target Company Disclosure Schedules delivered at the First Closing are true, correct and complete in all material respects as of the date thereof;

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(viii) Company Disclosure Schedules, updated through the First Closing Date;

(ix) the duly executed Voting Proxy Agreement by each Seller;

(x) Lock-up agreements duly executed and delivered by each Seller; and

(xi) such other corporate records, certificates and documents reasonably requested by the Buyer in connection with the consummation of the First Closing and the registration of the transfer of the Subject Equity at the Second Closing.

Section 2.4 Second Closing Deliverables.

On or before the Second Closing Date:

(a) Li Bang/Buyer Deliverables. Li Bang shall deliver, or cause to be delivered, to the Sellers the payments of the Second Cash Installment to the Sellers in accordance with Section 2.2(b) above, in such respective amounts to each Seller as set forth in Schedule A; and

(b) Seller/Target Company Deliverables. The Sellers and/or the Target Company shall deliver, or cause to be delivered, to Li Bang and/or the Buyer:

(i) evidence of completion of the Initial Registration Change with the competent PRC market regulation authority under applicable PRC Law, and an updated register of shareholders and other equivalent corporate records of the Target Company reflecting the post-transfer ownership structure in accordance with Section 2.2(b) above;

(ii) a true, correct and complete copy of the audited consolidated financial statements of the Target Company Group for each of the two (2) most recently completed fiscal years, including consolidated balance sheets, income statements, cash flow statements, statements of changes in equity and related notes, together with the independent auditor’s reports thereon;

(iii) a certificate executed by a duly authorized officer of the Target Company, dated as of the Second Closing Date, certifying, solely with respect to the Target Company Group, that (A) the representations and warranties of the Target Company set forth in this Agreement that are qualified by materiality are true and correct, and those not so qualified are true and correct in all material respects, in each case as of the date of this Agreement and as of the Second Closing Date as though made on and as of the Second Closing Date (except to the extent expressly made as of a specific date, in which case as of such date), (B) the Target Company has performed and complied in all material respects with all covenants and obligations required by this Agreement to be performed or complied with by the Target Company on or prior to the Second Closing Date, and (C) the updated Company Disclosure Schedules delivered at the Second Closing are true, correct and complete in all material respects as of the date thereof;

(iv) updated Company Disclosure Schedules, updated through the day prior to the Second Closing Date;

(v) Acceptable Tax Evidence in accordance with Section 6.9, to the extent then available; and

(vi) such other evidence of the consummation of the transactions contemplated hereby, and such updated corporate records, certificates and documents, as the Buyer may reasonably request in connection with the Second Closing;.

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Section 2.5 Third Closing Deliverables.

Following the Second Closing and within twenty-four (24) months after the signing of this Agreement and after the Second Closing:

(a) Li Bang/Buyer Deliverables. Li Bang shall deliver, or cause to be delivered, such evidence of completion of payment of the Third Cash Installment to the Sellers in accordance with Section 2.2(c) above, in such respective amounts to each Seller as set forth in Schedule A.

(b) Seller/Target Company Deliverables. The Sellers and/or the Target Company shall deliver, or cause to be delivered, to Li Bang and/or the Buyer:

(i) evidence of completion of the Final Registration Change with the competent PRC market regulation authority under applicable PRC Law, and an updated register of shareholders in accordance with Section 2.2(c) above;

(ii) a certificate executed by a duly authorized officer of the Target Company, dated as of such date after the Second Closing and within twenty-four (24) months after the signing of this Agreement as requested by the Buyer or Li Bang, certifying, solely with respect to the Target Company Group, that (A) the representations and warranties of the Target Company set forth in this Agreement that are qualified by materiality remain true and correct, and those not so qualified remain true and correct in all material respects, (B) the Target Company has performed and complied in all material respects with all covenants and obligations required by this Agreement to be performed or complied with by the Target Company, and (C) the updated Company Disclosure Schedules delivered as of such date of the certificate is correct and complete in all material respects;

(iii) updated Company Disclosure Schedules, updated through the date of the certificate in Section 2.5(b)(i) above;

(iv) such other evidence of the consummation of the transactions contemplated hereby, and such updated corporate records, certificates and documents, as the Buyer may reasonably request.

2.6. Purchase Price and Consideration Shares Issuance.

(a) The Purchase Price shall consist of (i) the Stock Consideration, and (ii) the Cash Consideration.

(b) The Stock Consideration shall be issued by Li Bang to the Sellers at or before the First Closing in accordance with Section 2.2(a); the Cash Consideration shall be paid to the Sellers in three (3) installments accordance with Section 2.2.

(c) The issuance of the Consideration Shares shall be subject to Sections 2.6, 2.7 and 2.8 below, the availability of sufficient authorized but unissued Li Bang Shares, and applicable Law, including, if applicable, Nasdaq Listing Rule 5635.

(d) To the extent required by applicable Law, Nasdaq rules (including, if needed, Nasdaq Listing Rule 5635) or any other applicable securities law or shareholder approval requirement, the issuance, continued holding, release, or other treatment of the Consideration Shares shall be subject to receipt of such approval or compliance with such requirement, and Li Bang shall use commercially reasonable efforts to obtain any such approval or satisfy any such requirement or obtain any necessary exemption as promptly as practicable.

(e) In the event of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares, merger, consolidation, spin-off, or similar transaction affecting the Li Bang Shares, Li Bang shall make such equitable and proportionate adjustments to the Consideration Shares, in good faith, as are necessary to preserve the intended economic effect of this Agreement.

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2.7. Lock-Up Restrictions.

(a) During the Lock-Up Period, all Consideration Shares shall be subject to the Lock-Up Restrictions, and shall be deemed “Restricted Consideration Shares” until leaked out and released from the Lock-Up Restrictions in accordance with the Leak-Out Schedule set forth in Section 2.8 below. Consideration Shares released from the Lock-Up Restrictions in accordance with Section 2.7 are referred to herein as “Leaked Out Consideration Shares.”

(b) For purposes of this Agreement, “Lock-Up Restrictions” shall mean, with respect to any Restricted Consideration Shares, that such Restricted Consideration Shares may not be sold, assigned, transferred, pledged, hypothecated, encumbered, or otherwise disposed of, directly or indirectly, until released in accordance with Section 2.7.

(c) Li Bang shall place, or cause to be placed, such legends, stop-transfer instructions, transfer agent notations, and other restrictive measures on the Restricted Consideration Shares as Li Bang deems reasonably necessary or appropriate to reflect the Lock-Up Restrictions and compliance with applicable securities laws, including, without limitation, a restrictive legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN LOCK-UP, TRANSFER, AND OTHER APPLICABLE PROVISIONS SET FORTH IN THAT CERTAIN SHARE PURCHASE AGREEMENT, DATED AS OF NOVEMBER 3, 2026, BY AND AMONG LI BANG INTERNATIONAL CORPORATION INC., JIANGSU LI BANG INTELLIGENT TECHNOLOGY CO., LTD., JIANGSU XINSHENG SYNTHETIC MATERIALS CO., LTD., AND THE SELLERS NAMED THEREIN, AS MAY BE AMENDED FROM TIME TO TIME. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO LI BANG INTERNATIONAL CORPORATION INC. OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(d) Any sale, transfer, or other disposition of any Leaked Out Consideration Shares shall in all events remain subject to applicable U.S. federal and state securities Laws, including Regulation S and Rule 144 under the Securities Act, any applicable registration statement, stock exchange requirements, and any other transfer restrictions not arising under this Article II.

(e) Except as otherwise required by applicable Law or the organizational documents of Li Bang, each Seller (or their designated Affiliate entities) shall be the record owner of the Consideration Shares issued in his/her/its name and shall be entitled to vote such Consideration Shares and receive dividends, if any, thereon; provided that any stock dividends or other shares distributed with respect to Restricted Consideration Shares shall themselves be treated as Restricted Consideration Shares and shall remain subject to the restrictions under this Agreement.

2.8. Performance-Based Leak-Out Schedule.

(a) The Consideration Shares (including any Supplemental Shares issued in accordance with Section 2.10) shall be subject to a lock-up for the Lock-Up Period, and shall be eligible for release from the Lock-Up Restrictions based on the Target Company’s audited financial results for any of the five (5) fiscal years ending June 30, 2027 through June 30, 2031 (the “Leak-Out Period”) as such audited financial results become available. Following the issuance of the Target Company’s Audit Report for each such fiscal year, the cumulative percentage of each Seller’s already-issued Consideration Shares eligible for release shall be determined in accordance with the highest performance threshold achieved in that fiscal year under the schedule below (the “Leak-Out Schedule”), subject to the provisions of this Section 2.8.

(b) Performance-Based Leak-Out. If, for any fiscal year during the Leak-Out Period, the Target Company achieves total sales of not less than RMB 120,000,000 and a Net Profit Margin of not less than eight percent (8%), the applicable cumulative leak-out percentage shall be fifteen percent (15%), increased by ten (10) percentage points for each additional two (2) percentage points of Net Profit Margin achieved above eight percent (8%), up to a maximum cumulative release percentage of forty-five percent (45%), as set forth below in the Leak-Out Schedule. No increase shall apply for an increment of less than two (2) full percentage points.

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(c) Incremental Release Only. The percentages set forth in the Leak-Out Schedule below represent cumulative release percentages and shall not apply separately or cumulatively for each fiscal year during the Leak-Out Period. The number of Consideration Shares to be released for each Seller following the issuance of an Audit Report shall equal the excess, if any, of (i) the applicable cumulative release percentage determined under Section 2.8(b), multiplied by the total number of such Seller’s already-issued Consideration Shares as of the date of such Audit Report, over (ii) the aggregate number of such Seller’s Consideration Shares previously released pursuant to this Section. Accordingly, achievement of the same or a lower performance threshold in a subsequent fiscal year shall not result in any additional release, except to the extent additional Supplemental Shares have been issued and are eligible for release under the foregoing calculation. No decline in performance in subsequent fiscal years will cause any Consideration Shares previously leaked out to become subject again to the Lock-Up Restrictions

(d) No Consideration Shares shall be released from the Lock-Up Restrictions in respect of any fiscal year in which the Target Company’s total sales are less than RMB 120,000,000, or its Net Profit Margin is less than eight percent (8%). In no event shall the aggregate number of Consideration Shares released pursuant to this Section 2.8 exceed forty-five percent (45%) of each Seller’s total already-issued Consideration Shares. Eligibility for release under this Section shall be determined solely by Li Bang by reference to the audited financial results for the five (5) fiscal years comprising the Leak-Out Period in accordance with Section 2.8(e), notwithstanding that the relevant Audit Report may be issued after the end of that period. Any Consideration Shares not released pursuant to this Section shall remain subject to the Lock-Up Restrictions in accordance with the other applicable provisions of this Agreement. The following Leak-Out Schedule sets forth the applicable cumulative release percentages:

Annual Sales	Annual Net Profit Margin	Performance Level	Total Leak-Out Percentage
≥ RMB 120 million	≥ 8%	Base targets achieved	15%
≥ RMB 120 million	≥ 10%	Net profit margin exceeds the base target by two (2) percentage points	25%
≥ RMB 120 million	≥ 12%	Net profit margin exceeds the base target by four (4) percentage points	35%
≥ RMB 120 million	≥ 14%	Net profit margin exceeds the base target by six (6) percentage points	45%

(e) As promptly as practicable after the Target Company’s Audit Report for each fiscal year becomes available, and in any event within fifteen (15) Business Days thereafter, Li Bang shall determine, based on such Audit Report, the number of Consideration Shares that have become eligible for release in respect of such fiscal year, and Li Bang shall instruct its transfer agent to release such Consideration Shares from the Lock-Up Restrictions, whereupon such shares shall constitute Leaked Out Consideration Shares.

(f) The release of any Consideration Shares from the Lock-Up Restrictions shall not relieve any Seller of its obligations under applicable securities Laws or any other transfer restriction applicable to the Leaked Out Consideration Shares.

2.9. Payment of the Cash Consideration.

(a) Conditions to Payment. The obligation of Li Bang (or, at Li Bang’s election, the Buyer or an Affiliate entity) to pay the Cash Consideration shall be conditioned upon receipt of all deliverables by the Sellers and/or the Target Company for the First Closing, the Second Closing and the Third Closing.

(c) Dividend Rights Pending Payment. Following completion of the transfer of the Subject Equity and until the Cash Consideration has been paid in full, notwithstanding anything to the contrary herein, the Buyer shall not be entitled to receive any dividends or other distributions in respect of the Subject Equity. Upon payment in full of the Cash Consideration, the Buyer shall become entitled to participate in distributions of the Target Company’s distributable profits in proportion to its 50.1% equity interest, with such dividend rights gained as of the date on which the Cash Consideration was paid in full.

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(d) Other than the Cash Consideration expressly payable pursuant this Article II, neither Li Bang nor the Buyer shall have any obligation to make any further cash payment to the Sellers.

2.10. Reverse Split Top-Up; Supplemental Shares.

(a) Protection Period. For purposes of this Section 2.10, the “Protection Period” means the period commencing on the First Closing Date and ending on the third (3rd) anniversary thereafter.

(b) Guaranteed Share Number. The Parties acknowledge that the Stock Consideration is intended to provide the Sellers with an aggregate of 2,000,000 Li Bang Shares (the “Guaranteed Share Number”), allocated in such numbers to each Seller as set forth in Schedule A attached hereto. Subject to Sections 2.10(e) and 2.10(f) hereinafter, Li Bang shall issue to the Sellers such additional Li Bang Shares (the “Supplemental Shares”) as are necessary to offset any reduction in the number of Li Bang Shares comprising the Stock Consideration resulting from any potential reverse split, as provided in this Section 2.10.

(c) Reverse Split Top-Up. If, at any time during the Protection Period, Li Bang effects any reverse stock split, share consolidation or other similar combination of the Li Bang Shares that reduces the aggregate number of Consideration Shares (together with any Supplemental Shares previously issued) then held by the Sellers, then, notwithstanding Section 2.6(e), Li Bang shall issue to the Sellers a number of Supplemental Shares (allocated in such numbers to each Seller as set forth in Schedule A attached hereto) such that the aggregate number of Consideration Shares and Supplemental Shares held by the Sellers immediately following such issuance equals the Guaranteed Share Number.

(d) Determination and Issuance. The number of Supplemental Shares issuable under Section 2.10(c) shall be determined in good faith by reference to Li Bang’s transfer agent records and Nasdaq trading data, and Li Bang shall issue the Supplemental Shares to the Sellers in book-entry form within thirty (30) Business Days after the applicable triggering event, together with evidence of such issuance. In no event shall Li Bang be obligated to issue Supplemental Shares in excess of the number required to restore the Sellers to the Guaranteed Share Number.

(e) Conditions to Issuance. The issuance of any Consideration Shares shall be subject to the availability of sufficient authorized but unissued Li Bang Shares, applicable Law, SEC requirements, and the Nasdaq Listing Rules, any other required stockholder approval or Nasdaq approval, and the facts and circumstances then existing.

(f) Treatment of Supplemental Shares. Any Supplemental Shares issued pursuant to this Section 2.10 shall, from the date of their issuance, be treated as Consideration Shares for all purposes of this Agreement and shall be subject to the Lock-Up Restrictions under Section 2.7 and the Performance-Based Leak-Out Schedule provisions under Section 2.8, in each case on the same basis as the Consideration Shares in respect of which they were issued.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY

Except as set forth in the Disclosure Schedules, the Target Company hereby represents and warrants to each of Li Bang and the Buyer as follows as of the date hereof and as of each Closing Date:

3.1. Corporate Existence and Power.

The Target Company is a limited liability company duly incorporated, validly existing and in good standing under the Laws of the People’s Republic of China, and has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on the Business as currently conducted. The Target Company directly conducts all material operating activities of the Business, and possesses all requisite power, authority and, subject to Section 3.16, all material governmental approvals, registrations, licenses, permits and authorizations required to conduct the Business as currently conducted. The Target Company has not taken any action, adopted any plan, or made any agreement in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation, other than the transactions contemplated by this Agreement.

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3.2. Authorization; Enforceability.

The execution, delivery, and performance by the Target Company of this Agreement and any of the additional agreements to which the Target Company is, or is specified to be, a party, and the consummation by the Target Company of the transactions contemplated hereby and thereby, are within the corporate or other applicable powers of the Target Company and have been duly authorized by all necessary corporate or other action on the part of the Target Company. This Agreement constitutes, and upon their execution and delivery any of the additional agreements will constitute, a valid and legally binding obligation of the Target Company that is a party thereto, enforceable against the Target Company in accordance with their respective terms, subject to (i) applicable Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general principles of equity.

3.3. Charter Documents; Corporate Records; Legality.

The Target Company has made available to the Buyer true and complete copies of its Charter Documents and the Charter Documents of each Target Subsidiary (if any), in each case as in effect on the date hereof, together with true and complete copies of applicable minute books, share registers, registers of members, registers of directors, and other comparable organizational records of the Target Company and each Target Subsidiary (if any). The execution, delivery, and performance by the Target Company and the Sellers of this Agreement and any additional agreement to which the Target Company or any Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the Charter Documents of the Target Company or any Target Subsidiary, or (b) violate any applicable Law to which the Target Company, any Target Subsidiary, or the Sellers (in respect of the Sellers’ obligations hereunder) is subject, in each case in any manner that would reasonably be expected to be material to the Target Company Group or to the ability of the Sellers to consummate the transactions contemplated hereby. Neither the Target Company nor any Target Subsidiary has taken any action in violation of its Charter Documents that remains uncured.

3.4. Subsidiaries; Group Structure.

(a) Schedule 3.4  sets forth a true and complete list of each Target Subsidiary (if any), and for each such subsidiary, its jurisdiction of incorporation, organization or establishment, and the percentage of its outstanding equity interests owned, directly or indirectly, by the Target Company.

(b) All of the issued and outstanding equity interests of any Target Subsidiary are (i) duly authorized, validly issued, fully paid and non-assessable, and (ii) owned, directly or indirectly, by the Target Company free and clear of all Liens other than Permitted Liens.

(c) The Target Company Group is organized through a direct equity holding structure and not through any variable interest entity, contractual control, nominee, trust, power-of-attorney control or similar arrangement. Neither the Target Company nor any Subsidiary is a party to any agreement relating to the formation of any joint venture, partnership, variable interest entity, contractual control arrangement or other similar arrangement with respect to any business of the Target Company or any Target Subsidiary.

(d) There are no outstanding options, warrants, or other rights (contingent or otherwise), agreements, arrangements or commitments of any character relating to the issuance, sale, transfer or voting of, or providing any Person with any rights to acquire, any equity interests in any Target Subsidiary, and there are no outstanding obligations of the Target Company or any Subsidiary to issue, grant or enter into any such option, warrant, right, agreement, arrangement or commitment.

(e) Other than the subsidiaries listed on Schedule 3.4, neither the Target Company nor any Target Subsidiary owns, directly or indirectly, any equity interest in any other Person, and there is no obligation to make any investment in or capital contribution to any other Person.

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3.5. Capitalization and Ownership.

(a) As of the date hereof, all of the issued and outstanding equity interest of the Target Company is owned of record and beneficially by the Sellers, as to fifty percent (50%) by [Seller 1 Name] and fifty percent (50%) by [Seller 2 Name], and no other equity or voting securities of the Target Company are issued or outstanding. The Subject Equity has been duly authorized and validly issued, is fully paid and non-assessable, and was issued in compliance with all applicable Laws.

(b) There is no Contract that requires, or, to the Knowledge of the Target Company or the Sellers, upon the occurrence of any event would require, the Target Company or any Target Subsidiary to issue, or grant any Person the right to acquire, any equity securities of the Target Company or any Target Subsidiary or any security or instrument exercisable for, exchangeable for or convertible into any equity securities of the Target Company or any Subsidiary.

(c) There are no voting trusts, proxies, shareholders’ agreements or other Contracts relating to the voting, transfer or disposition of the Subject Equity or any equity interests in any Target Subsidiary other than this Agreement.

3.6. Assumed Names; Brand; Websites and Digital Properties.

(a) Schedule 3.6 (a) is a complete and correct list of all assumed, trade, brand, “doing business as” or similar names currently or formerly used by the Target Company. The Target Company has not used any name other than the names listed on Schedule 3.6(a) to conduct the Business.

(b) Schedule 3.6(b)  sets forth all material Websites, domain names, social media accounts, mobile applications, mini programs, and other digital properties used in or relating to the Business. Except as set forth on Schedule 3.6(b), all such material digital properties are in good working order in all material respects.

3.7. [Reserved].

3.8. Financial Statements; Undisclosed Liabilities; Settlements and Revenue Matters.

(a) The audited financial statements and management accounts of the Target Company Group delivered or made available to the Buyer in accordance with Article II (i) have been prepared from the Books and Records of the Target Company Group, (ii) have been prepared in accordance with the U.S. GAAP or on a basis consistently applied throughout the periods indicated, (iii) fairly present in all material respects the financial position of the Target Company Group as of the respective dates thereof and its results of operations and cash flows for the periods then ended, (iv) contain and reflect all adjustments necessary for a fair presentation of the Target Company Group’s financial condition as of their respective dates, and (v) contain and reflect adequate provisions in all material respects for all Taxes of the Target Company Group with respect to the periods then ended.

(b) the Target Company Group does not have any Liabilities, other than Liabilities (i) incurred in the ordinary course of business since the date of the latest Audited Financial Statements and consistent with past practice, or (ii) that would not, individually or in the aggregate, be material to the Target Company Group. The Audited Financial Statements accurately reflect in all material respects the outstanding Indebtedness of the Target Company Group as of the respective dates thereof.

(c) There are no off-balance sheet liabilities, obligations or arrangements of the Target Company Group other than those that are not material to the Target Company Group.

(d) All Books and Records of the Target Company Group have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Target Company Group’s records, systems, controls, data and information are recorded, stored, maintained and operated under the ownership or control of the Target Company Group or pursuant to valid third-party arrangements entered into in the ordinary course of business.

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(e) All material sales rebates, volume discounts, distributor commissions, customer incentives, product returns, quality claims, warranty obligations, price adjustments, supplier rebates, raw material purchase commitments, inventory write-downs, prepayments, customer advances and deferred revenue of the Target Company Group have been accurately recorded and reflected in the Books and Records and, as applicable, the Audited Financial Statements. There are no undisclosed rebate or discount arrangements, off-book settlement arrangements, oral pricing commitments, unrecorded customer credits, unrecorded supplier obligations, obligations relating to defective or nonconforming products or other similar arrangements or obligations that would reasonably be expected to result in material Liabilities or material downward adjustments to recognized revenue or inventory values.

3.9. [Reserved].

3.10. Books and Records; Bank Accounts; Chops; Control Items; Handover.

(a) The Books and Records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of the Target Company and any Company Subsidiaries. The Target Company Group maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s authorization; (ii) access to assets is permitted only in accordance with management’s authorization; and (iii) recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b) The Target Company Group has made available to the Buyer for inspection all Books and Records of the Target Company Group that the Buyer has reasonably requested, and has delivered to the Buyer true and complete copies of all documents referred to in the Disclosure Schedules or otherwise requested by the Buyer.

(c) Schedule 3.10(c)  sets forth a true and complete list of all bank accounts, payment accounts, securities accounts, online banking arrangements, and cash management arrangements used by the Target Company Group in the conduct of the Business. The Target Company Group has full legal title to, possession of or legal control over all such items.

(d) There is no restriction, impediment, side arrangement or undisclosed agreement that would prevent or materially delay, following the Second Closing, the replacement or appointment of directors, officers, managers, supervisors, legal representatives, authorized signatories, bank mandate holders, chop custodians, tax control custodians, system administrators or other control persons of the Target Company Group in accordance with applicable Law and the Charter Documents.

3.11. Absence of Certain Changes.

(a) Since the date of the latest Audited Financial Statements, the Target Company Group has conducted the Business in the ordinary course of business consistent with past practice, and, other than in the ordinary course of business consistent with past practice, there has not been:

(i) any material adverse change in the Business or the financial condition, results of operations, assets or liabilities of the Target Company Group;

(ii) any capital expenditure, commitment for capital expenditure or capital lease obligation, except in the ordinary course of business consistent with past practice;

(iii) any sale, lease, license or other disposition of any material asset of the Target Company Group, except pursuant to existing Contracts disclosed herein and sales of services or inventory in the ordinary course of business;

(iv) any incurrence of any Lien on any material asset of the Target Company Group, other than Permitted Liens;

(v) any merger, consolidation, business combination or acquisition of any Person or business;

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(vi) any material change in accounting principles, methods or practices, except as required by applicable accounting standards;

(vii) any material increase in compensation, commission, bonus, benefits or other remuneration payable to any Business Employee, other than increases made in the ordinary course of business consistent with past practice;

(viii) any hiring or termination of any Key Employee other than in the ordinary course of business consistent with past practice;

(ix) any resignation or notice of resignation of any Key Employee, or any written notice from any Key Employee of an intention not to continue employment or engagement after each Closing;

(x) any material loss, suspension, revocation, restriction or termination of any Material Customer, Material Supplier, Material Contract, Permit or material item of Owned Intellectual Property;

(xii) any declaration, setting aside or payment of any dividend or other distribution by the Target Company or any Subsidiary;

(xiii) any borrowing of money or incurrence of Indebtedness other than in the ordinary course of business;

(xiv) any agreement or commitment to do any of the foregoing.

(b) Since the execution of this Agreement through and including each Closing Date, neither the Target Company nor any Target Subsidiary has taken any action, or failed to take any action, that would have violated any covenant of the Target Company or the Sellers set forth in this Agreement if such covenant had been in effect during such period.

3.12. Real Property; Tangible Assets; Sufficiency of Assets; Continued Operation.

(a) Schedule 3.12(a)  sets forth all Offices and all Real Property used by the Target Company Group in connection with the conduct of the Business, together with the applicable Leases. The use and operation by the Target Company Group of any such Real Property are in compliance in all material respects with all covenants, conditions, restrictions, easements and other similar matters affecting such Real Property. Neither the Target Company nor any Target Subsidiary is in material default under any Lease.

(b) Each item of Tangible Assets is in operating condition and repair (ordinary wear and tear excepted), has been maintained in accordance with normal industry practice and is suitable for its current use in the Business.

(c) The Target Company Group has, and upon consummation of the transactions contemplated by this Agreement will continue to have, good and valid title to, or a valid leasehold or license interest in, all of its properties and assets (whether tangible or intangible), free and clear of all Liens other than Permitted Liens.

(d) The properties and assets owned, leased, licensed or otherwise legally controlled by the Target Company Group, together with the rights to receive the Contributed Assets, constitute all properties and assets used in and reasonably necessary to conduct the Business as presently conducted.

3.13. Intellectual Property.

(a) Schedule 3.13(a) sets forth a true and complete list of all material Intellectual Property owned by or licensed to the Target Company Group, including patents and patent applications, trademarks and trademark applications, trade names, proprietary chemical formulations, manufacturing processes, technical know-how, trade secrets, research and development results, software, databases and domain names.

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(b) The Intellectual Property owned by, or licensed to, the Target Company Group under valid and enforceable agreements constitutes all Intellectual Property material to, or used or held for use in, the conduct of the Business as currently conducted.

(c) The consummation of the transactions contemplated by this Agreement will not, in and of itself, result in the loss of, or otherwise adversely affect in any material respect, the Target Company Group’s right to own or use any of the Intellectual Property listed in Schedule 3.13(a).

(d) The ownership and use in the ordinary course of the Business by the Target Company Group of the Intellectual Property does not infringe, misappropriate, or otherwise violate any valid Intellectual Property or privacy right of any third-party. There is no Proceeding pending against, or, to the Knowledge of the Target Company, threatened in writing against, the Target Company Group (i) challenging or seeking to deny, cancel or restrict the Target Company Group’s rights in any Owned Intellectual Property, or (ii) alleging that the use of the Owned Intellectual Property, or any services provided, processes used or products sold by the Target Company Group, infringes, misappropriates or otherwise violates any Intellectual Property of any third party.

(e) The Target Company Group owns all right, title and interest in and to the Owned Intellectual Property, free and clear of all Liens other than Permitted Liens, and has the right to use the Owned Intellectual Property in the conduct of the Business as currently conducted.

(f) The Target Company Group has taken all actions reasonably necessary, in accordance with normal industry practice, to maintain and protect the Owned Intellectual Property that is material to the Business, including trade secrets, confidential information, source code, credentials and internal systems.

(g) Each current and former Business Employee, consultant and contractor who has materially contributed to the creation, development, modification or improvement of any Owned Intellectual Property has executed a valid and enforceable agreement assigning to the applicable Target Company Group member all right, title and interest in and to such Owned Intellectual Property and containing customary confidentiality obligations.

3.14. Litigation; Investigations; Orders.

There is no Action pending against, or, to the Knowledge of the Target Company or the Sellers, threatened in writing against or affecting, the Target Company Group, any of their respective directors, supervisors, officers or managers, the Sellers or the Business, before any court, arbitrator, Governmental Authority or platform operator. There is no Action pending or, to the Knowledge of the Target Company or the Sellers, threatened that challenges or seeks to prevent, enjoin, alter or delay the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements. There are no outstanding judgments, orders, awards, injunctions, decrees or Governmental Orders against the Target Company Group. Neither the Target Company nor any Subsidiary is now, nor has been within the past five (5) years, a party to or the subject of any material proceeding, investigation or inquiry by any competition, employment, labor, tax, advertising, cybersecurity, data protection, consumer protection or other Governmental Authority.

3.15. Contracts; Customers; Suppliers; Accounts; Receipts and Payments.

(a) Each Material Contract and each other Contract to which the Target Company Group is a party is a valid and binding agreement of the applicable Target Company Group member and is in full force and effect. Neither the Target Company nor any Target Subsidiary is in material breach or default thereunder and, to the Knowledge of the Target Company and the Sellers, no other party thereto is in material breach or default thereunder.

(b) Schedule 3.15(b)  lists each Material Contract of the Target Company Group, including but not limited to:

(i) any Contract with any Material Customer or any other material customer;

(ii) any Contract with any Material Supplier or any other material supplier;

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(iii) any Contract involving exclusivity, minimum spend, guaranteed volume, rebates, revenue-sharing, preferred pricing, rights of first refusal, most-favored nation obligations or other similar restrictions or rights;

(iv) any Contract relating to Indebtedness or creating or granting any Lien other than Permitted Liens;

(v) any Contract with any Seller or any Affiliate of any Seller;

(vi) any Contract with any current or former director, officer, manager, Key Employee or consultant other than ordinary course Employee Agreements;

(vii) any settlement agreement or other Contract involving continuing obligations or restrictions that are material to the Business;

(viii) any other Contract that is material to the Business, taken as a whole.

(c) No Material Contract contains any provision that would result in a termination, suspension, loss of rights, acceleration, consent requirement or material adverse consequence as a result of the transactions contemplated hereby.

(d) All material customer Contracts, supplier Contracts, operating accounts, receipt and payment arrangements, settlement arrangements and material business records relating to the Business are held by, entered into with, owned, controlled or conducted through the Target Company.

(e) The Target Company Group has not received written notice from any Material Customer, Material Supplier, distributor, sales agent, contract manufacturer, logistics provider or other material business partner terminating or materially reducing its business relationship with the Target Company Group, and, to the Knowledge of the Target Company, no facts or circumstances exist that would reasonably be expected to result in any such termination or material reduction following either Closing.

3.16. Licenses; Permits; Regulatory Compliance.

(a) Each of the Target Company and any Target Subsidiary possesses all Permits necessary for the ownership and operation of its properties and for the conduct of the Business as currently conducted. Schedule 3.16(a) sets forth all material Permits, registrations, filings, certifications and approvals issued to or held by the Target Company Group, including all material permits, qualifications, registrations, licenses, software registrations, high-tech or tax incentive certificates, information security certifications, data security or information system security certifications and similar rights used in the Business.

(b) All such Permits are valid and in full force and effect, and none of such Permits will be terminated, impaired or become terminable as a result of the consummation of the transactions contemplated by this Agreement, except where the failure of such Permits to remain in full force and effect would not reasonably be expected to be material to the Target Company Group.

(c) The Target Company Group is in compliance in all material respects with all applicable Laws relating to advertising, internet business operations, consumer protection, anti-unfair competition, telecommunications, data protection, cybersecurity, employment, taxation, foreign exchange, anti-bribery, anti-money laundering and other Laws applicable to the conduct of the Business.

(d) The Target Company Group has not received any written notice from any Governmental Authority alleging any material violation of applicable Law or the terms of any Permit, including with respect to chemical manufacturing, the handling, storage, transportation or disposal of hazardous substances, environmental protection, workplace safety or product quality.

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3.17. Employees; Business Employees.

(a) Schedule 3.17(a)  sets forth a true, correct and complete list, as of the date hereof, of all Business Employees of the Target Company Group, and for each current Business Employee of the Target Company Group and each current individual service provider engaged by the Target Company Group as an Independent Contractor, consultant, dispatched worker, leased employee or other non-employee service provider, sets forth: (i) anonymized employee ID number (if applicable), (ii) title and grade level or position/function, (iii) employer name, (iv) employment start date, (v) work location, (vi) whether full-time or part-time, (vii) classification as exempt or non-exempt under applicable Law, or working hour category under applicable Law, as applicable, (viii) current annual base compensation rate, wage rate or service fee rate, as applicable, (ix) target annual bonus or other incentive-based compensation opportunity, if any, (x) leave status (and, if on leave, the anticipated return date, if known), (xi) visa or work permit status (if applicable), (xii) whether such person is a Key Employee and whether such person is expected to be a Continuing Employee, and (xiii) with respect to each Key Employee or each person expected to be a Continuing Employee, the expiration date of such person’s current employment or service agreement, if any, whether such person is expected to continue employment or engagement with the Target Company Group following the Closing, and whether such person is required to enter into a new employment agreement, service agreement, confidentiality agreement, non-competition agreement, non-solicitation agreement, non-interference agreement, invention assignment agreement or other restrictive covenant agreement in connection with the transactions contemplated hereby.

(b) [Reserved].

(c) [Reserved].

(d) No Key Employee or Continuing Employee has delivered written notice of resignation or termination of employment or service, no such person has stated verbally to the Target Company Group that he or she intends to resign or terminate employment or service, and, to the Knowledge of the Target Company Group, no fact or circumstance exists that would reasonably be expected to result in the resignation, termination or unavailability of any of such individuals within twelve (12) months following the Second Closing Date.

(e) All Business Employees who primarily perform services for the Business are employed or engaged directly by the Target Company Group, and no material portion of the operation of the Business is dependent upon any employee, consultant or other service provider of the Sellers or any Affiliate of any Seller who is not listed on Schedule 3.17(a).

3.18. Employee Agreements; Restrictive Covenant Agreements.

(a) Schedule 3.18(a)  sets forth a true and complete list of each material Employee Agreement and Restrictive Covenant Agreement. True, complete and correct copies of all such material agreements have been made available to the Buyer prior to the First Closing Date.

(b) Schedule 3.18(b)  identifies each Key Employee or Continuing Employee who, in connection with or following each Closing, is required to enter into one or more new employment agreements, service agreements or other written arrangements with the Target Company Group (the “New Employment Agreements”), and/or new confidentiality, non-competition, non-solicitation, non-interference, invention assignment or other restrictive covenant agreements (the “New Restrictive Covenant Agreements”). True, complete and correct copies of the current forms of such New Employment Agreements and New Restrictive Covenant Agreements, in each case as proposed by the Target Company Group for use in connection with the transactions contemplated hereby, have been made available to the Buyer.

(c) The Target Company Group has not entered into any oral employment, compensation, retention, severance, Transaction Bonus, change in control, equity, phantom equity, profit-sharing or similar arrangement with any Business Employee that is not fully reflected in a written Employee Agreement or Employee Plan made available to the Buyer.

(d) No consent of any Business Employee is required under any existing Employee Agreement solely as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than, in the case of any Key Employee or Continuing Employee identified on Schedule 3.18(b), the execution of the applicable New Employment Agreement or New Restrictive Covenant Agreement contemplated thereby.

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(e) To the Knowledge of the Target Company, as of the date of this Agreement, no Business Employee is in any material respect in violation of any term of any employment agreement, non-disclosure agreement, confidentiality obligation, fiduciary duty, non-competition agreement, non-solicitation agreement, invention assignment agreement, restrictive covenant or other similar obligation: (i) owed to the Target Company Group; or (ii) with respect to Business Employees, owed to any third party with respect to such individual’s right to be employed or engaged by the Target Company Group.

3.19. Compliance with Labor Laws.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Target Company Group, the Target Company Group is, and for the past five (5) years has been, in compliance with all applicable Labor Laws and Orders relating to employment, labor and employment practices, including all Laws respecting terms and conditions of employment, hiring, wages, hours, overtime, minimum wage, salary payment, labor dispatch, the proper classification and treatment of individuals as non-employee contractors or consultants, social insurance contributions, housing fund contributions, mandatory provident fund or other statutory pension contributions, employee benefits, severance, termination, immigration, work permits, discrimination, harassment, retaliation, disability rights and benefits, restrictive covenants, workplace safety, occupational health, labor relations, employee consultation, employee leave and holiday requirements, plant closures, layoffs, workers’ compensation, workplace injury insurance and unemployment insurance.

(b) The Target Company Group has fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that have come due and payable to Business Employees and Independent Contractors under applicable Laws, Contracts and Company Group policy, and has timely made all required contributions to social insurance, housing fund, payroll taxes and other mandatory employee benefit funds, except, in each case, where the failure to do so would not, individually or in the aggregate, be material to the Target Company Group.

(c) Neither the Target Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other agreement with any labor union, works council or other labor organization or employee representative body, no current Business Employee of the Target Company Group is represented by any labor union, works council or other labor organization or employee representative body, and no collective bargaining agreement is being negotiated by the Target Company Group.

(d) There are no strikes, work stoppages, slowdowns, lockouts, picketing, handbilling, material labor grievances, labor arbitrations, labor disputes or other material labor controversies pending or, to the Knowledge of the Target Company, threatened in writing against or affecting the Target Company Group. There are no, and for the past five (5) years there have not been, any (i) material claims or allegations of unfair labor practices pending or, to the Knowledge of the Target Company, threatened in writing against the Target Company Group before any labor relations tribunal or authority, or (ii) union organizing efforts by or involving any current Business Employees of the Target Company Group. For the past five (5) years, no labor union, works council, other labor organization or group of employees of the Target Company Group has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Target Company, threatened to be brought or filed with any labor relations tribunal or authority.

(e) No present or former Business Employee has, or will have as of each Closing Date, any claim against the Target Company Group for wages, salary, overtime, commissions, bonuses, vacation, severance, social insurance, housing fund or other compensation or benefits, except for claims incurred in the ordinary course of business for the last payroll period prior to each Closing Date and claims that would not, individually or in the aggregate, be material to the Target Company Group.

(f) Each individual who currently provides or previously provided services to the Target Company Group and who is or was classified as an Independent Contractor, consultant, dispatched worker, leased employee or other non-employee service provider has been properly classified and treated as such in all material respects under applicable Law.

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(g) The Target Company Group has not implemented any plant closing, mass layoff, reduction in force or similar action that would reasonably be expected to result in material liability under applicable Law.

(h) To the Knowledge of the Target Company, as of the date hereof, no current Business Employee has given written notice to the Target Company Group that he or she plans to terminate employment or engagement with the Target Company Group.

(i) As of the date of this Agreement, there are no pending or, to the Knowledge of the Target Company, threatened in writing material Actions relating to Business Employees (in connection with their employment or engagement by the Target Company Group) or employment practices.

(j) Since the date that is five (5) years prior to the date hereof through the date of this Agreement, to the Knowledge of the Target Company, no allegations of sexual harassment or sexual misconduct have been made to the Target Company Group against any current or former director, officer, manager or employee in a supervisory role of the Target Company Group. Neither the Target Company nor any Subsidiary has entered into any settlement agreement relating to allegations of sexual harassment or sexual misconduct by any Business Employee.

3.20. Employee Plans; Compensation; No Transaction Bonuses.

(a) Schedule 3.20  sets forth a true and complete list of each material Employee Plan and each other material compensation, retention, commission, bonus, deferred compensation, profit sharing, phantom equity, stock option, equity appreciation, severance, termination, change in control or similar arrangement or understanding between the Target Company Group and any current or former Business Employee or other service provider.

(b) The Target Company Group does not maintain any equity or equity-based compensation plan, phantom equity arrangement or similar plan other than as disclosed on Schedule 3.20.

(c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any current or former Business Employee or other service provider, (ii) increase any benefits otherwise payable under any Employee Plan, (iii) accelerate the time of payment, funding or vesting of any compensation or benefits, or (iv) trigger any Transaction Bonus, Change in Control Payments or Severance Obligation, in each case except as set forth on Schedule 3.20.

(d) Except as set forth on Schedule 3.20, no officer, manager, employee, consultant, Independent Contractor or other service provider of the Target Company Group is entitled to any transaction bonus, sale bonus, change in control payment, retention bonus, milestone payment, severance or similar payment arising out of or in connection with this Agreement or the transactions contemplated hereby.

3.21. Tax Matters.

(a) The Target Company Group has duly and timely filed all Tax Returns required to be filed on or prior to each Closing Date, which Tax Returns are true, correct and complete in all material respects, and has duly and timely paid all Taxes due and payable in respect of all periods up to and including the date that includes each Closing Date, or has made adequate provision in its books and records and the Audited Financial Statements for any such Taxes that are not yet due.

(b) The Target Company Group has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over and reported all Taxes required to be so withheld or collected.

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(c) No Taxing Authority has asserted in writing any deficiency or other adjustment that could result in an additional Tax Liability that has not been fully paid or adequately provided for. There is no audit, examination, investigation, dispute, proceeding or claim relating to any Tax Liability currently pending with respect to the Target Company Group and, to the Knowledge of the Target Company, no Taxing Authority has given written notice that it is contemplating any such proceeding.

(d) No statute of limitations with respect to any Tax Liability has been waived or extended by or on behalf of the Target Company Group, and no such waiver or extension is in effect.

(e) The Target Company Group is not and has never been party to any Tax sharing, Tax indemnity or Tax allocation agreement other than agreements entered into in the ordinary course of business the principal purpose of which is not related to Taxes.

(f) The Target Company Group has paid all required social insurance, housing fund, payroll taxes and related contributions for current and former Business Employees, except where the failure to do so would not, individually or in the aggregate, be material to the Target Company Group.

3.22. Business Operations; Manufacturing and Operating Assets; Information Technology.

(a) The Target Company Group owns, leases or otherwise has valid rights to use all manufacturing, processing, blending, packaging, storage and warehousing facilities, production and laboratory equipment, machinery, Tangible Assets, Information Technology, servers, software, enterprise resource planning, manufacturing execution, inventory, supply-chain and industrial control systems and other assets and systems that are necessary for the operation of the Business as currently conducted.

(b) Schedule 3.22(b)  sets forth all material manufacturing and operating facilities, material production and processing equipment, material enterprise resource planning, inventory, supply-chain and industrial control systems, material software platforms and other material business systems used in the Business, and identifies the Target Company Group entity that owns, controls or uses each such asset or system.

(c) Without limiting Section 3.16, all material Permits, environmental and safety authorizations, product registrations and other operating qualifications used in or necessary for the conduct of the Business are in full force and effect and in good standing, and there is no pending or, to the Knowledge of the Target Company, threatened suspension, revocation, restriction, non-renewal or termination of any such material Permit, authorization, registration or qualification.

(d) The Target Company Group has not received any written notice from any Authority or any material supplier, customer, distributor or other material counterparty that any material Permit, environmental or safety authorization, product registration, or material supply, offtake, distribution or customer relationship used in the Business will be terminated, suspended, materially restricted or otherwise materially adversely affected as a result of the transactions contemplated hereby.

(e) The Target Company Group is in compliance in all material respects with all applicable product-safety, quality, environmental, health and safety, hazardous-materials handling, storage and transportation, chemical-registration and import and export Laws, and with the material terms and conditions of the material Permits, authorizations and product registrations used in the Business. There are no material violations, product-quality defects, contamination or adulteration issues, environmental or hazardous-materials incidents, recalls, or other facts or circumstances that would reasonably be expected to result in the suspension, restriction, revocation or termination of any such material Permit, authorization or product registration or of any material supplier, customer or distributor relationship used in the Business.

(f) The Target Company Group has implemented commercially reasonable backup, disaster recovery, business-continuity, cybersecurity and access-control measures for the Information Technology and data used in the Business.

3.23. Powers of Attorney; Guarantees; Suretyships.

Neither the Target Company nor any Subsidiary has any general or special power of attorney outstanding (whether as grantor or grantee), or any obligation or liability as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligations of any other Person, except as set forth on Schedule 3.23 and except for obligations that would not, individually or in the aggregate, be material to the Target Company Group.

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3.24. Other Information; Full Disclosure.

Neither this Agreement, nor the Disclosure Schedules, nor any documents or other written information made available to the Buyer or its Affiliates, attorneys, accountants, agents or representatives by or on behalf of the Target Company Group or the Sellers in connection with the Buyer’s due diligence review of the Business or the transactions contemplated by this Agreement contains, as of the date furnished (or, in the case of this Agreement, as of the date hereof), any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

3.25. Money Laundering Laws; Sanctions; Anti-Bribery.

The operations of the Target Company Group are and have been conducted at all times in compliance in all material respects with all applicable anti-money laundering Laws, sanctions Laws, export control Laws and anti-bribery and anti-corruption Laws. No Action involving the Target Company Group with respect to any such Laws is pending or, to the Knowledge of the Target Company, threatened.

3.26. No Brokers.

No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Target Company, any Subsidiary or any of their respective representatives.

3.27. PRC Authority Approvals

The Target Company represents and warrants to the Buyer that, after having had the opportunity to consult with its PRC legal counsel, none of the transactions contemplated by this Agreement is subject to any consent, approval, authorization, filing, registration, clearance or other permission of, with, or from any Governmental Authority of the PRC, including, without limitation, the China Securities Regulatory Commission.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the Disclosure Schedules, each Seller hereby represents and warrants to the Buyer as follows as of the date hereof and as of each Closing Date:

4.1. Ownership of Subject Equity; Authority.

(a) Each Seller is the sole legal and beneficial owner of the equity interest in the Target Company registered in such Seller’s name (being, as of the date hereof, fifty percent (50%) for each Seller), free and clear of any and all Liens other than restrictions arising under applicable securities Laws. Except for this Agreement and the Voting Proxy Agreement, there are no voting trusts, proxies, nominee arrangements, custodial arrangements, options, rights of first refusal, preemptive rights, powers of attorney, shareholders’ agreements or other Contracts relating to the ownership, voting or transfer of such equity interest. Each Seller has good and marketable title to the portion of the Subject Equity to be transferred by such Seller.

(b) Each Seller has full legal capacity, power, and authority to execute and deliver this Agreement, to perform each Seller’s obligations hereunder and to consummate the transactions contemplated hereby. Each Seller is not the subject of any bankruptcy, insolvency, reorganization, liquidation, receivership or similar proceeding. This Agreement has been, or at each Closing will be, duly executed and delivered by each Seller and is, or upon its execution and delivery will be, a valid and legally binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

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(c) Neither the execution and delivery by each Seller of this Agreement, nor the consummation by the Seller of the transactions contemplated hereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any instrument, contract, agreement or arrangement to which either Seller is a party or by which either Seller is bound, or (ii) result in the imposition of any Lien upon the Subject Equity.

4.2. Approvals.

Except as contemplated by this Agreement and except for those consents, approvals, waivers, authorizations, notices or filings set forth on Schedule 4.2, no consent, approval, waiver, authorization or novation is required to be obtained by the Sellers from, and no notice or filing is required to be given by the Sellers to or made by the Sellers with, any Authority or other Person in connection with the execution, delivery and performance by the Sellers of this Agreement, and the sale and transfer of the Subject Equity by the Sellers.

4.3. Non-Contravention.

The execution, delivery and performance by the Sellers of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) violate any provision of the organizational documents of the Sellers, if applicable, or (b) violate or result in a breach of or constitute a default under any Law, judgment, injunction, Order, decree or other restriction of any Authority to which the Sellers, or the Subject Equity, are subject, except in each case as would not reasonably be expected to materially impair any Seller’s ability to consummate the transactions contemplated hereby.

4.4. Litigation and Claims.

There is no civil, criminal, or administrative action, suit, demand, claim, hearing, proceeding or, to the Knowledge of the Sellers, investigation pending or threatened against the Sellers, and each Seller is not subject to any Order, writ, judgment, award, injunction or decree of any Authority of competent jurisdiction or any arbitrator that would prevent consummation of the transactions contemplated hereby or materially impair the ability of the Sellers to perform each Seller’s obligations hereunder.

4.5. Regulation S.

(a) Each Seller is not a U.S. Person and each Seller (i) acknowledges that the Consideration Shares contain a customary restrictive legend restricting the offer, sale or transfer of such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by each Seller of the Consideration Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act, (iii) represents that the offer to acquire the Consideration Shares was made to each Seller outside the United States, and each Seller was at the time of the offer, is now, and will be at the time of any sale, outside the United States, (iv) has not engaged in or directed any unsolicited offers to acquire Consideration Shares in the United States, (v) is neither a U.S. Person nor a “distributor” (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), (vi) has acquired the Consideration Shares for each Seller’s own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Consideration Shares acquired under this Agreement and has not pre-arranged any sale with an investor in the United States, and (viii) is familiar with and understands the terms and conditions and requirements contained in Regulation S, including that the statutory basis for the exemption claimed for the issuance of the Consideration Shares would not be present if the acquisition, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

Each Seller has completed and executed, or prior to the Second Closing will complete and execute, the Regulation S Seller Representation Letter attached as Exhibit I to this Agreement.

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4.6. [Reserved].

4.7. No Brokers.

No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers.

4.8. No Other Arrangements; Disclosure.

Except as set forth on Schedule 4.8, there are no side letters, oral agreements, nominee arrangements, indemnity arrangements, beneficial ownership arrangements or other understandings between the Sellers and any other Person relating to the Subject Equity, the Target Company Group or the transactions contemplated by this Agreement. Each Seller has not withheld from the Buyer any material information relating to the Subject Equity, the Seller’s ownership thereof or the Seller’s ability to consummate the transactions contemplated hereby that is necessary to make the representations and warranties contained in this Article IV not misleading.

4.9. Affiliates; Related Party Matters; No Omitted Business.

(a) Except as set forth on Schedule 3.15(b), neither the Sellers, nor any Affiliate of each Seller, owns, directly or indirectly, in whole or in part, any tangible or intangible property (including Intellectual Property, Information Technology, Contracts, Books and Records, data, client lists, supplier lists or other business assets) that the Target Company or any Subsidiary uses or the use of which is necessary for the conduct of the Business.

(b) Except as set forth on Schedule 3.15(b), neither the Sellers, nor any Affiliate of each Seller, has engaged in any transaction or entered into any Contract with the Target Company or any Subsidiary, and there are no intercompany or related party receivables, payables, advances, guarantees, indemnities, service arrangements, license arrangements, shared employee arrangements, account usage arrangements or other obligations between the Target Company Group, on the one hand, and the Sellers or any Affiliate of any Seller, on the other hand, that will continue after each Closing.

(c) Except as set forth on Schedule 3.15(b), there is no material asset, right, service, Business Employee, customer relationship, supplier relationship, software, data set, platform right, permit, contract right, payment arrangement or other property or right that is primarily related to, primarily used in, or reasonably necessary for the conduct of the Business, that is owned, controlled, held for use or used by the Sellers or any Affiliate of each Seller and that is not owned, controlled, held for use or used by the Target Company Group or otherwise included in the Contributed Assets.

(d) Except as set forth on Schedule 3.15(b), no portion of the Business is carried on outside the Target Company Group, and no material revenue, receipts, customer billing, customer payment, supplier payment, raw material procurement, manufacturing, processing, quality control, inventory management, product storage or distribution, research and development, technical support, waste treatment or disposal, data processing, system administration or other material operating activity of the Business is received, collected, made or conducted, as applicable, by any Seller or any Affiliate of any Seller other than through the Target Company Group.

4.10. PRC Authority Approvals

Each Seller represents and warrants to the Buyer that, after having had the opportunity to consult with his or her PRC legal counsel, none of the transactions contemplated by this Agreement is subject to any consent, approval, authorization, filing, registration, clearance or other permission of, with, or from any Governmental Authority of the PRC, including, without limitation, the China Securities Regulatory Commission.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF LI BANG AND THE BUYER

Each of Li Bang and the Buyer represents and warrants to the Target Company and the Sellers as follows, as of the date hereof and as of each Closing Date, in each case as to itself:

5.1. Due Incorporation; Existence; Power.

Li Bang is an exempted company duly incorporated, validly existing and, to the extent applicable, in good standing under the Laws of the Cayman Islands, and has all requisite corporate power and authority to own, lease and operate its properties and assets, to carry on its business as currently conducted, to execute, deliver and perform this Agreement, and to issue the Consideration Shares. The Buyer is a limited liability company duly incorporated, validly existing and in good standing under the Laws of the PRC, is a wholly-owned subsidiary of Li Bang, and has all requisite corporate power and authority to own its properties and assets, to carry on its business as currently conducted, and to execute, deliver and perform this Agreement and to acquire and hold the Subject Equity.

5.2. Corporate Authorization; Enforceability.

Except for internal approvals of the transactions contemplated by this Agreement in accordance with the Charter Documents of Li Bang and the Buyer, as applicable, the execution, delivery and performance by each of Li Bang and the Buyer of this Agreement are within the corporate powers of Li Bang and the Buyer, respectively, and have been duly authorized by all necessary corporate action on the part of Li Bang and the Buyer, respectively. This Agreement constitutes the valid and legally binding obligation of each of Li Bang and the Buyer, enforceable against each of them in accordance with its terms, subject to (i) applicable Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general principles of equity.

5.3. No Violation; No Conflict.

Neither the execution and delivery by Li Bang or the Buyer of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) violate any provision of the Charter Documents of Li Bang or the Buyer, (b) violate any Law or Order to which Li Bang or the Buyer or any of their respective properties is subject, or (c) conflict with, result in a breach of, constitute a default under, or give rise to any right of termination, acceleration or loss of rights under any material agreement or other material instrument binding upon or benefiting Li Bang or the Buyer, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, materially impair the ability of Li Bang or the Buyer to consummate the transactions contemplated by this Agreement.

5.4. Capitalization of Li Bang.

The Li Bang Shares have been duly authorized. Except as set forth in the Exchange Act Filings, there is no Contract that requires, or under any circumstance would require, Li Bang to issue, sell or grant any right to acquire any securities of Li Bang, or any security or instrument exercisable for, exchangeable into or convertible into the capital stock of Li Bang, in a manner that would materially impair the ability of Li Bang to issue the Consideration Shares in accordance with this Agreement or to consummate the transactions contemplated hereby. Except as set forth in Li Bang’s Charter Documents or the Exchange Act Filings, the issuance of the Consideration Shares pursuant to this Agreement will not be subject to or give rise to any preemptive rights, rights of first refusal or other similar rights.

5.5. No Brokers.

No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Li Bang or the Buyer.

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ARTICLE VI

COVENANTS OF THE COMPANY AND EACH SELLER

The Target Company and each Seller covenants and agrees that:

6.1. Conduct of the Business.

From the date hereof through each Closing Date, the Target Company and any Target Subsidiaries shall conduct the Business in the ordinary course of business, consistent with past practice, and shall use commercially reasonable efforts to preserve intact the Business, including its relationships with Business Employees, Material Customers, Material Suppliers, platform operators, and other third parties. Without limiting the generality of the foregoing, from the date hereof until each Closing Date, without the prior written consent of the Buyer, neither the Target Company nor any Target Subsidiary shall:

(a) except in the ordinary course of business, amend, waive any material provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any material respect, any Material Contract or any other material right or asset;

(b) except as contemplated by this Agreement, enter into any contract, agreement, lease, license or commitment that (i) is with respect to Real Property, (ii) except in the ordinary course of business, extends for a term of one (1) year or more, or (iii) obligates the payment of more than US$50,000, individually or in the aggregate;

(c) make any capital expenditures in excess of US$50,000, individually or in the aggregate, other than in the ordinary course of business consistent with past practice;

(d) sell, lease, license, assign, transfer or otherwise dispose of any material assets, rights, data, software, systems, Intellectual Property or other assets used in the Business, except pursuant to existing Contracts disclosed herein and in the ordinary course of business consistent with past practice;

(e) pay, declare or promise to pay any dividends or other distributions with respect to its equity interests, or make any other payment to the Sellers or any Affiliate of any Seller, other than compensation and reimbursements in the ordinary course of business consistent with past practice and disclosed related-party arrangements;

(f) authorize any salary increase of more than ten percent (10%) for any Business Employee or materially change any bonus, commission or profit-sharing policies of the Target Company Group, other than in the ordinary course of business consistent with past practice;

(g) obtain or suffer to exist any Indebtedness in excess of US$10,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

(h) suffer or incur any Lien on any asset, except for Permitted Liens;

(i) suffer any material damage, destruction or loss of property, data, systems or access rights related to the Business that is not covered by insurance or otherwise fully remediated;

(j) delay, accelerate or cancel any receivables or Indebtedness, write off or make further reserves against the same, or materially change any customer credit, payment, rebate, settlement or collection practices, except in the ordinary course of business consistent with past practice;

(k) merge or consolidate with or acquire any other Person or business, or be acquired by any other Person;

(l) suffer any insurance policy protecting material assets or operations of the Business to lapse;

(m) make any material change in its accounting principles or methods or materially write down the value of any assets, except as required by applicable accounting standards;

(n) change the place of business of the Target Company or any Subsidiary or materially relocate any Office used in the conduct of the Business;

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(o) extend any loans to any Person, other than travel or other expense advances to employees in the ordinary course of business;

(p) issue, redeem or repurchase any equity interests of the Target Company or any Target Subsidiary;

(q) effect or agree to any material change in any practices or terms, including payment terms, settlement terms, rebate practices, credit practices, pricing arrangements, minimum purchase or supply commitments or product warranty terms, with respect to customers, suppliers, distributors, sales agents, contract manufacturers, logistics or warehousing providers or other material business partners;

(r) make or rescind any election related to Taxes, file any amended material Tax Return or make any material changes in its methods of Tax accounting;

(s) open, close or materially change any bank account, payment account, or other material operating account used in the Business, except in the ordinary course of business consistent with past practice;

(t) create, transfer, disable, delete or materially change any administrator access, credential, permission or control setting for any material Intellectual Property, business account, payment account or business system used in the Business, except in the ordinary course of business consistent with past practice; or

(u) agree to do any of the foregoing.

Neither the Target Company nor any Seller will (i) take or agree to take any action that might make any representation or warranty of the Target Company, any Subsidiary or any Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date, or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

6.2. Access to Information.

From the date hereof until and including each Closing Date, the Target Company and any Target Subsidiary shall (a) continue to give the Buyer, its counsel, and other Buyer representatives full access, upon reasonable notice and during normal business hours, to the Books and Records of each of them, (b) furnish to the Buyer, its counsel and other representatives such information relating to the Business as such Persons may reasonably request, and (c) cause the employees, counsel, accountants and representatives of the Target Company and each Subsidiary to cooperate with the Buyer in its investigation of the Business.

6.3. Notices of Certain Events.

The Target Company and the Target Subsidiaries shall promptly notify the Buyer of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any claims or causes of action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Target Company or any Subsidiary to any such Person;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Business;

(c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Target Company, any Subsidiary or the Business or that relate to the consummation of the transactions contemplated by this Agreement;

(d) the occurrence of any fact or circumstance that might make any representation made hereunder by the Target Company, any Subsidiary and/or any Seller false or misleading in any material respect or result in the omission or failure to state a material fact; and

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(e) any material suspension or disruption of manufacturing operations, restriction on the procurement or use of raw materials, product recall, product quality or safety issue, environmental incident, adverse settlement of any material claim or dispute, loss of any Material Customer or Material Supplier, material disruption in any relationship with a distributor, contract manufacturer, logistics provider or other material business partner, or material cybersecurity incident or data breach affecting the Business.

6.4. Legends; Stop Transfer; Restricted Securities.

Each Seller acknowledges and agrees that the Consideration Shares are being issued in a transaction exempt from registration under the Securities Act and will constitute “restricted securities” under applicable U.S. securities Laws. The Buyer may cause the Consideration Shares to bear such legends, book-entry notations and stop-transfer instructions as the Buyer deems reasonably necessary or appropriate to reflect (a) the restrictions imposed by the Securities Act, Regulation S, Rule 144 and other applicable securities Laws, and (b) the restrictions and lock-up provisions set forth in this Agreement. Any removal or modification of any such legend, notation or stop-transfer instruction shall be made only in accordance with this Agreement and applicable Law.

6.5. Transfer Restrictions on Consideration Shares.

Each Seller acknowledges and agrees that the Consideration Shares shall be subject to the Lock-Up Restrictions and the Leak-Out Schedule set forth in Article II. Without limiting the foregoing, unless and until any Consideration Shares are released in accordance with Article II, no Seller shall, directly or indirectly, offer, sell, assign, transfer, pledge, hypothecate, hedge or otherwise dispose of any Restricted Consideration Shares or any interest therein, and Li Bang shall be entitled to maintain stop-transfer instructions and other administrative procedures necessary to enforce such restrictions. Any sale, transfer or other disposition of any Leaked Out Consideration Shares shall remain subject to applicable U.S. federal securities Laws, including Regulation S and Rule 144, as applicable.

6.6. Pre-Closing Document Delivery; Transition Cooperation.

On or before the First Closing Date, the Target Company and the Sellers shall deliver, or cause to be delivered, to the Buyer all documents, information, assets and control items reasonably requested by the Buyer, including, to the extent applicable:

(a) all constitutional documents, certificates of incorporation, registers, minute books, share registers, chop certificates and other corporate records of the Target Company and each Subsidiary;

(b) all original share certificates, transfer instruments, board and shareholder resolutions and other documents necessary to transfer the Subject Equity and implement the post-Closing ownership and control structure of the Target Company Group;

(c) all financial documents, audit materials, tax filings, tax records, bank statements, payment records, settlement records, management accounts and other Books and Records of the Business;

(d) all Material Contracts, customer contracts, supplier contracts, distribution agreements, sales agency agreements, contract manufacturing agreements, raw material purchase agreements, logistics and warehousing agreements, service agreements, and other commercial agreements of the Target Company Group;

(e) all employee lists, Employee Agreements, Employee Plans, payroll records, social insurance and housing fund records, and other personnel records reasonably necessary for the transition of the Business; and

(f) such other documents, information, assets and items as are reasonably necessary for the Buyer and the post-Closing management of the Target Company Group to assume control over and continue the operation of the Business.

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The Target Company and the Sellers shall cooperate in good faith with the Buyer before and after each Closing to effect the orderly handover of the management and operational control of the Target Company Group to the Buyer, consistent with the Buyer’s acquisition of the Subject Equity and the voting rights granted under the Voting Proxy Agreement, including bank account mandates and signatory authorities, corporate chops and seals, accounting books and records, tax records and administration, customer and supplier relationships, manufacturing operations, facilities and equipment, raw materials and inventory, technical documentation and production records, Permits, and access to and administrative control over information technology systems, in each case subject to applicable Law and the terms of this Agreement and the Voting Proxy Agreement.

6.7. Access to Buyer Information.

The Sellers acknowledge that it has had access to the Li Bang’s publicly available filings with the SEC, including Li Bang’s most recent annual report and current reports filed or furnished prior to the date of this Agreement, and has reviewed such filings to the extent the Sellers have deemed necessary or appropriate. The Sellers further acknowledge that each of them has had the opportunity to ask questions of, and receive answers from, the Buyer and its representatives concerning the Buyer, the Li Bang Shares and the terms and conditions of the issuance of the Consideration Shares.

6.8. [Reserved].

6.9. Transaction Tax Filings; Payment; Tax Evidence.

(a) The Sellers shall, and shall cause their Affiliates, as applicable, to bear and timely pay all Taxes arising from or in connection with the sale and purchase of the Subject Equity to the extent such Taxes are required by applicable Law to be paid by the Sellers or any of its Affiliates. The Buyer shall have no obligation to bear or pay any such Taxes, except to the extent expressly required by applicable Law to be borne by the Buyer.

(b) The Sellers shall, and shall cause its Affiliates, as applicable, to timely make all filings, reports, declarations and submissions required by applicable Law in connection with any Taxes arising from or in connection with the sale and purchase of the Subject Equity. The Sellers shall keep the Buyer reasonably informed of the status of any such filings and shall promptly provide to the Buyer copies of any material correspondence with any Taxing Authority relating thereto.

(c) The Sellers shall deliver to the Buyer Acceptable Tax Evidence no later than the Second Closing. Promptly after obtaining any additional or supplemental Acceptable Tax Evidence, the Sellers shall provide copies thereof to the Buyer together with copies of any material filings made with, and written communications from, any Taxing Authority relating to Taxes arising from or in connection with the sale and purchase of the Subject Equity.

6.10. Continuing Employees; Retention, and Stability.

(a) From the date hereof until each Closing, except as set forth on Schedule 3.17(b) or with the prior written consent of the Buyer, neither the Target Company, nor the Sellers, nor any of their respective Affiliates shall, directly or indirectly, (i) terminate the employment or engagement of any Continuing Employee, (ii) transfer, demote or materially change the duties, responsibilities or reporting lines of any Continuing Employee, (iii) materially reduce the compensation, service fees, benefits or other remuneration of any Continuing Employee, or (iv) amend, waive or modify in any material respect the terms of employment or engagement of any Continuing Employee.

(b) The Target Company and the Sellers shall use their respective best efforts to cause each Continuing Employee to remain actively employed or engaged in the Business through each Closing. The Target Company and the Sellers shall promptly, and in any event within two (2) Business Days, notify the Buyer in writing if any Continuing Employee (i) delivers or communicates any notice of resignation or termination, whether written or oral, (ii) rejects, contests or objects to entering into any New Employment Agreement or New Restrictive Covenant Agreement, (iii) becomes unavailable to continue in his or her position, or (iv) is the subject of any fact, event or circumstance that would reasonably be expected to impair such person’s continued service to the Target Company Group following each Closing.

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(c) On or prior to the Second Closing, the Target Company and the Sellers shall cause each Continuing Employee to enter into and deliver to the Buyer or the applicable member of the Target Company Group, as applicable, (i) a New Employment Agreement or other service arrangement, effective as of the Second Closing, providing for continued employment or engagement for a term of not less than thirty-six (36) months following the Second Closing, unless otherwise agreed by the Buyer in writing, and (ii) a New Restrictive Covenant Agreement containing confidentiality, intellectual property assignment, non-solicitation, non-interference and, to the extent permitted by applicable Law, non-competition provisions, in each case in form and substance reasonably satisfactory to the Buyer.

(d) For a period of thirty-six (36) months following the Second Closing, neither the Sellers nor any of their Affiliates shall, directly or indirectly, for itself or for any other Person, (i) solicit for employment or engagement, hire, retain, recruit or attempt to solicit, hire, retain or recruit any Continuing Employee, (ii) induce, encourage, assist or attempt to induce or encourage any Continuing Employee to resign, reduce his or her involvement in, or terminate employment or engagement with, the Target Company Group, or (iii) otherwise interfere with the relationship between the Target Company Group and any Continuing Employee.

(e) If, during the thirty-six (36) month period following the Second Closing, any Continuing Employee ceases to be employed or engaged by the Target Company Group, and such cessation results, in whole or in part, from (i) any breach by the Sellers or the Target Company of this Section 6.10, (ii) any inaccuracy in the representations or warranties set forth in Section 3.17 or Section 3.18, or (iii) any undisclosed pre-Closing matter relating to such Continuing Employee, including any unpaid compensation, unpaid social insurance or housing fund contributions, labor dispute, invalid employment arrangement, unenforceable restrictive covenant, or other employment or engagement-related Liability arising from or relating to the period prior to Second Closing, then all Losses suffered or incurred by the Buyer or any member of the Target Company Group arising out of or relating to such cessation, including recruitment costs, replacement costs, transition costs, retention costs, service disruption, loss of clients, loss of revenue and other related costs and damages, shall constitute Losses for which the Buyer Indemnified Parties shall be entitled to indemnification pursuant the terms in this Agreement.

(f) The rights and remedies of the Buyer under this Section 6.10 shall be in addition to, and not in limitation of, any other rights or remedies available to the Buyer under this Agreement, at Law or in equity, including the right to seek specific performance, injunctive relief and any applicable indemnification. The Parties acknowledge and agree that any breach of this Section 6.10 may cause irreparable harm to the Buyer and the Target Company Group for which monetary damages alone would not be an adequate remedy.

6.11. Further Assurances.

From time to time after the date hereof and after each Closing, each of the Target Company and the Sellers shall execute and deliver such additional instruments, documents, notices, assignments, transfer forms, consents and other writings, and shall take such other actions, as the Buyer may reasonably request in order to consummate the transactions contemplated by this Agreement, vest in the Buyer the full benefit of the Subject Equity and the transactions contemplated hereby, and facilitate the transfer, handover and continued operation of the Business through the Target Company Group.

ARTICLE VII

COVENANTS OF LI BANG AND THE BUYER

Each of Li Bang and the Buyer covenants and agrees that:

7.1. Conduct of Business.

From the date hereof through each Closing Date, neither Li Bang nor the Buyer shall take or agree to take any action that would cause a breach of its respective representations or warranties contained in this Agreement or prevent it from performing its covenants hereunder, including Li Bang’s obligation to issue the Consideration Shares and the obligation to pay the Cash Consideration in accordance with this Agreement.

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7.2. Fulfillment of Conditions.

From the date hereof to each Closing Date, the Buyer will use commercially reasonable efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, (b) taking or refraining from taking such actions as may be necessary to fulfill such conditions, and (c) taking such actions as may be reasonably necessary to cause the representations and warranties of the Buyer contained herein to be accurate in all material respects as of each Closing Date as though then made.

7.3. Disclosure of Certain Matters.

The Buyer shall give the Target Company and the Sellers prompt written notice of any event or development that occurs that had it existed or been known on the date hereof (a) would cause any of the representations and warranties of the Buyer contained herein to be materially inaccurate or otherwise misleading, or (b) would require any amendment or supplement to this Agreement.

7.4. Nasdaq and SEC Compliance.

Li Bang shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to comply with applicable U.S. federal securities Laws, SEC requirements and Nasdaq rules in connection with the transactions contemplated hereby, including the preparation and filing of any required notices, reports, applications, supplemental listing materials (including any Nasdaq Listing of Additional Shares Notification Form), proxy materials or other submissions, and the seeking of any shareholder approval if required under Nasdaq rules or applicable Law.

7.5. Issuance of Consideration Shares; Share Administration.

Subject to the terms and conditions of this Agreement, applicable Law, the Nasdaq Listing Rules, Li Bang shall take all corporate and administrative actions necessary to reserve for issuance, issue and deliver the Consideration Shares in accordance with Article II, and to implement and administer the Lock-Up Restrictions and the Leak-Out Schedule.

ARTICLE VIII

COVENANTS OF ALL PARTIES HERETO

The Parties covenant and agree as follows:

8.1. Commercially Reasonable Efforts; Further Assurances.

Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate and implement expeditiously the transactions contemplated by this Agreement. Each Party shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

8.2. Confidentiality of Transaction.

Any information, documents or materials respecting any Party or its Affiliates, the Target Company Group, the Buyer, the Business or the transactions contemplated hereby that are not publicly available or lawfully obtained from another source without restriction shall be kept confidential by the other Parties and their respective Affiliates, directors, officers, employees, agents, counsel, accountants and other professional advisors, and shall not be disclosed except (a) as required by Law, Authority, SEC rules, Nasdaq rules or any other applicable securities Law, (b) as necessary to such Party’s attorneys, accountants, financing sources and professional advisors who are informed of the confidential nature of such information and instructed to keep such information confidential, or (c) as otherwise consented to in writing by the disclosing Party. In the event disclosure is required by Law or Authority, the disclosing Party shall, to the extent legally permissible and reasonably practicable, consult in good faith with the other Parties regarding the timing, manner and content of such disclosure.

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8.3. Commercially Reasonable Efforts to Obtain Consents.

Each Party shall use commercially reasonable efforts to obtain each consent, approval, authorization, filing, notice or waiver required on its part to consummate the transactions contemplated by this Agreement as promptly as practicable.

8.4. [Reserved].

8.5. Cooperation with Filings and Approvals.

The Parties shall reasonably cooperate with one another in connection with any filings, notices, submissions, applications or other communications with any Authority, the SEC, Nasdaq or any other Person that are necessary or advisable in connection with the transactions contemplated by this Agreement, including any filings or submissions relating to the issuance of the Consideration Shares, the payment of the Purchase Price or the consummation of the Closing.

ARTICLE IX

CONDITIONS TO CLOSING

9.1. Conditions to Obligations of the Buyer.

The obligation of the Buyer to consummate each Closing is subject to the satisfaction, or the waiver by the Buyer in its sole discretion, of each of the following additional conditions as of the applicable Closing Date:

(a) (i) the Target Company and the Sellers shall have duly performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to such Closing Date; (ii) the representations and warranties of the Target Company and the Sellers contained in this Agreement and in any certificate or other writing delivered by the Target Company or the Sellers pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct at and as of such Closing Date as if made at and as of such date, except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) since the date of this Agreement, there shall not have occurred any event, change, effect or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(b) The Buyer shall have received the deliveries required to be made by the Target Company and the Sellers at such Closing pursuant to the terms of this Agreement, as applicable.

(c) The Buyer shall have received updated Disclosure Schedules in accordance with Sections 2.4 and 2.5 and to the extent expressly permitted by this Agreement.

(d) The documents, records and control items required to be delivered or made available by the Target Company or the Sellers at or prior to such Closing pursuant to Section 2.3, Section 2.4 and Section 6.6, including the original minute books, share registers, statutory registers, corporate records, chops, seals, bank materials, tax control devices, administrator credentials and other control items of the Target Company Group, shall have been delivered or made available to the Buyer in accordance with this Agreement.

(e) To the extent requested by the Buyer, the Buyer shall have received duly executed confidentiality, non-competition, non-solicitation, non-interference and invention assignment agreements and other restrictive covenant agreements from each Key Employee designated by the Buyer, in each case governed by PRC law to the extent applicable and in form and substance reasonably satisfactory to the Buyer.

(f) [Reserved].

(g) [Reserved].

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(h) [Reserved].

(i) The Buyer shall have received evidence, in form and substance reasonably satisfactory to the Buyer, that all material Owned Intellectual Property and other material Intellectual Property used in the conduct of the Business is owned or validly licensed by the Target Company Group, free and clear of Liens other than Permitted Liens, and that any assignments, domain name transfers or other instruments necessary to vest such rights in the applicable member of the Target Company Group have been duly executed and delivered.

(j) The Buyer shall have received evidence, in form and substance reasonably satisfactory to the Buyer, that all Material Customer Contracts, Material Supplier Contracts, operating accounts, payment accounts, settlement arrangements and other material business arrangements used in the Business are held by, entered into with, controlled by or otherwise available for the continued operation of the Business by the Target Company Group immediately following the applicable Closing, subject only to matters disclosed in the Disclosure Schedules or otherwise expressly contemplated by this Agreement.

(k) [Reserved].

9.2. Conditions to Obligations of the Target Company and the Sellers.

The obligations of the Target Company and the Sellers to consummate each Closing are subject to the satisfaction, or the waiver by the Target Company and the Sellers, of each of the following additional conditions as of the applicable Closing Date:

(a) (i) the Buyer shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to such Closing Date; and (ii) the representations and warranties of the Buyer contained in this Agreement, the Additional Agreements and in any certificate or other writing delivered by the Buyer pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct in all material respects at and as of such Closing Date as if made at and as of such date.

(b) The Target Company and the Sellers shall have received the deliveries required to be made by the Buyer at such Closing pursuant to Article II, as applicable.

(c) If required under applicable Law, SEC requirements or Nasdaq rules, including, if needed, any applicable stockholder approval requirements or Nasdaq Listing Rule 5635 requirements, the Buyer shall have prepared and submitted any required application, notice, filing or other materials relating to the issuance of the Consideration Shares, and any such approval required as a condition to issuance at the applicable Closing shall have been obtained or the applicable requirement otherwise satisfied.

9.3. Conditions to Obligations of All Parties.

The obligations of each party hereof to consummate each Closing are subject to the satisfaction, or waiver by the applicable Party to the extent permitted by Law, of the following additional condition as of the applicable Closing Date: if Nasdaq or any other applicable Governmental Authority requests any information, documentation, clarification, submission, supplement or other response in connection with the transactions contemplated by this Agreement, including as a result of Nasdaq determining that such transactions may constitute a reverse merger or for any other reason, each Party shall, and shall cause its respective representatives to, reasonably cooperate in good faith and use commercially reasonable efforts to promptly provide such information, documentation and assistance as may be reasonably requested or required in connection with such review, clearance, consent or approval process.

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ARTICLE X

RELIANCE ON REPRESENTATIONS AND WARRANTIES

10.1. Reliance on Representations and Warranties of the Target Company and the Sellers.

Notwithstanding any right of the Buyer to investigate the affairs of the Target Company and the Target Subsidiaries, and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer shall be entitled to rely upon the representations, warranties, covenants and agreements of the Target Company and the Sellers contained in this Agreement, including those set forth in Article III and Article IV hereof.

10.2. Reliance on Representations and Warranties of the Buyer.

Notwithstanding any right of the Target Company and the Sellers to investigate the affairs of the Buyer, and notwithstanding any knowledge of facts determined or determinable by the Target Company and the Sellers pursuant to such investigation or right of investigation, the Target Company and the Sellers shall be entitled to rely upon the representations, warranties, covenants and agreements of the Buyer contained in this Agreement, including those set forth in Article V hereof.

ARTICLE XI

INDEMNIFICATION

11.1. [Reserved].

11.2. Indemnification by the Sellers.

Subject to the provisions of this Article XI, from and after each Closing, the Sellers shall, jointly and severally, indemnify, defend and hold harmless the Buyer and its Affiliates (including, after each Closing, the Target Company and its Subsidiaries), and each of their respective directors, officers, employees and representatives (each, a “Buyer Indemnified Party”), from and against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, awards, penalties, interest, costs and expenses (including reasonable attorneys’ fees and expenses) arising out of or resulting from:

(a) any breach of any representation or warranty of the Sellers or the Target Company contained in this Agreement, including in Article III or Article IV hereof;

(b) any breach of any covenant or agreement of the Sellers or the Target Company contained in this Agreement; and

(c) any and all Liabilities, obligations or commitments of the Target Company Group arising out of or relating to any period (or portion thereof) prior to the Second Closing Date, including any Taxes attributable to any such period, whether or not such Liabilities are disclosed on the balance sheet of the Target Company Group (or any schedules thereto) and whether known or unknown, fixed or contingent.

11.3. Limitations on Liability of Li Bang and the Buyer; Set-Off.

(a) Notwithstanding anything to the contrary in this Agreement, except in the case of fraud or willful misconduct by Li Bang or the Buyer, and except for Li Bang’s obligations to issue the Consideration Shares and to pay the Cash Consideration expressly required by Article II, neither Li Bang nor the Buyer shall have any indemnification or other liability to the Sellers or the Target Company under or in connection with this Agreement.

(b) In no event shall the aggregate liability of Li Bang and the Buyer, taken together, to the Sellers under or in connection with this Agreement exceed the portion of the Cash Consideration actually paid to the Sellers as of the date the relevant claim is finally determined. In no event shall Li Bang or the Buyer be liable for any consequential, indirect, incidental, special, punitive or exemplary damages, or for any loss of profits, diminution in value, or damages calculated by reference to any multiple of earnings or similar metric.

(c) The Sellers shall not be entitled to assert any claim against Li Bang or the Buyer unless and until the aggregate amount of all Losses claimed by the Sellers exceeds US$100,000 (the “Seller Claim Threshold”), in which event the Sellers may recover only the amount of such Losses in excess of the Seller Claim Threshold. The Seller Claim Threshold and the cap in Section 11.3(b) shall not apply to Li Bang’s obligation to issue the Consideration Shares or to pay the Cash Consideration.

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(d) Set-Off. Li Bang and the Buyer shall be entitled to set off, against any portion of the Cash Consideration not yet paid and, to the extent permitted by applicable Law, against any Restricted Consideration Shares not yet released from the Lock-Up Restrictions, the amount of any Losses for which any Buyer Indemnified Party is entitled to indemnification under Section 11.2, including by causing the cancellation of a corresponding number of Restricted Consideration Shares for no consideration in satisfaction thereof.

(e) The indemnification obligations of the Sellers under Section 11.2 shall not be subject to any deductible, basket, threshold or cap; provided that the aggregate liability of the Sellers for breaches of representations and warranties other than the Fundamental Representations shall not exceed the Purchase Price. For purposes of this Agreement, “Fundamental Representations” means the representations and warranties of the Target Company and the Sellers relating to organization and power, authorization and enforceability, ownership of the Shares, capitalization, and Taxes, together with the Sellers’ indemnification for Liabilities and Taxes relating to any period prior to the Second Closing Date under Section 11.2(c), none of which shall be subject to any cap.

11.4. Survival of Indemnification Rights.

The representations and warranties of the Target Company and the Sellers contained in this Agreement shall survive the Closings until the date that is sixty (60) full months after the Second Closing Date; provided that the Fundamental Representations shall survive until the date that is sixty (60) days following the expiration of the applicable statute of limitations. The representations and warranties of Li Bang and the Buyer contained in this Agreement shall survive the Closings only until the date that is twelve (12) months after the Second Closing Date. Any claim for indemnification based upon fraud or willful misconduct shall survive until finally resolved in accordance with applicable Law. The covenants and agreements of the Parties contained in this Agreement shall survive the Closings in accordance with their respective terms, or if no term is specified, until fully performed. Any claim for indemnification under this Article XI must be asserted by written notice to the applicable Indemnifying Party on or prior to the expiration of the applicable survival period; provided that any claim properly asserted prior to such expiration shall survive until finally resolved.

11.5. Exclusive Remedy.

Except in the case of fraud or willful misconduct, and except for claims for injunctive, specific performance or other equitable relief, the indemnification rights set forth in this Article XI shall be the sole and exclusive remedy of the Parties with respect to any breach of this Agreement following each Closing, and shall be subject to the limitations set forth in Section 11.3. Without limiting the foregoing, the recovery of any Losses by any Buyer Indemnified Party may, at the election of Li Bang or the Buyer, be effected through the set-off and share-cancellation mechanics set forth in Section 11.3(d).

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ARTICLE XII

DISPUTE RESOLUTION

12.1. Governing Law; Jurisdiction.

(a) Except with respect to the arbitration agreement contained in paragraph (b) below, this Agreement and any dispute, claim or controversy arising out of or relating to this Agreement or any agreement or instrument contemplated hereby (including any dispute regarding the existence, validity, interpretation, performance, breach or termination hereof or thereof, and any claim in contract, tort or statute) shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice-of-law or conflict-of-laws provision or rule that would require the application of the laws of any other jurisdiction.

(b) Each Party irrevocably agrees that any such dispute, claim or controversy described in paragraph (a) above shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong. The tribunal shall consist of three (3) arbitrators appointed in accordance with such rules. The arbitration proceedings shall be conducted in English. The arbitration agreement contained in this paragraph (b) shall be governed by the laws of Hong Kong. The arbitral award shall be final and binding upon the Parties, and judgment upon the award may be entered and enforced in any court of competent jurisdiction.

(c) Nothing in this Section shall prevent any Party from seeking interim or conservatory relief from any court of competent jurisdiction in aid of arbitration, including relief to preserve assets or evidence. Any such application shall not constitute a waiver of, or be incompatible with, the agreement to arbitrate contained herein.

12.2. Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.3. Specific Performance; Injunctive Relief.

The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms. Accordingly, each Party shall be entitled to seek specific performance of, and injunctive or other equitable relief (including a temporary restraining order or preliminary injunction) to prevent breaches or threatened breaches of, this Agreement in any court specified in Section 12.1, in addition to any other remedy to which such Party may be entitled at law or in equity, and without the requirement to post any bond or other security.

12.4. Attorneys’ Fees.

The prevailing Party in any action, suit or proceeding arising out of or relating to this Agreement shall be entitled to recover from the non-prevailing Party all reasonable and documented attorneys’ fees and costs reasonably incurred by the prevailing Party in connection with such action, suit or proceeding (including any appeals), in addition to any other relief to which such prevailing Party may be entitled.

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ARTICLE XIII
TERMINATION

13.1. Termination Without Default.

If the transactions contemplated by this Agreement have not been consummated on or before the date that is twelve (12) months after the date hereof (the “Outside Date”), and no material breach of this Agreement by the Party seeking to terminate shall have occurred and be continuing in a manner that caused, or resulted in, the failure of such consummation to occur, then the Buyer, on the one hand, or the Target Company and the Sellers, on the other hand, shall have the right to terminate this Agreement by written notice to the other after the Outside Date. Upon such termination, this Agreement shall be terminated in its entirety, and the Seller shall promptly, and in any event within five (5) Business Days after such termination, return to the Buyer, without set-off, deduction or counterclaim, any Cash Consideration previously paid by the Buyer pursuant to this Agreement.

13.2. Termination Upon Default.

(a) The Buyer may terminate this Agreement by giving written notice to the Target Company and the Sellers at any time prior to the First Closing, without prejudice to any rights or remedies the Buyer may have, if the Target Company or the Sellers shall have materially breached any representation or warranty contained herein, or materially breached any agreement or covenant contained herein or in any Additional Agreement to be performed at or prior to the First Closing, and such breach shall not be cured within five (5) days following receipt by the Target Company or the Sellers of written notice from the Buyer describing in reasonable detail the nature of such breach.

(b) The Target Company and the Sellers (on a jointly basis) may terminate this Agreement by giving written notice to the Buyer at any time prior to the First Closing, without prejudice to any rights or remedies the Target Company or the Sellers may have, if the Buyer shall have materially breached any representation or warranty contained herein, or materially breached any agreement or covenant contained herein or in any Additional Agreement to be performed at or prior to the First Closing, and such breach shall not be cured within five (5) days following receipt by the Buyer of written notice from the Target Company or the Sellers describing in reasonable detail the nature of such breach.

(c) The Buyer may terminate this Agreement by giving written notice to the Target Company and the Sellers at any time following the First Closing and prior to the Second Closing, without prejudice to any rights or remedies the Buyer may have, if the Target Company or the Sellers shall have materially breached any representation or warranty that is required to be true and correct as of the Second Closing Date, or materially breached any agreement or covenant contained herein or in any Additional Agreement to be performed at or prior to the Second Closing, and such breach shall not be cured within five (5) days following receipt by the Target Company or the Sellers of written notice from the Buyer describing in reasonable detail the nature of such breach; provided, however, that any such termination following the First Closing shall terminate this Agreement in its entirety and shall rescind and unwind the First Closing and the transactions contemplated to occur at or after the First Closing, unless otherwise elected in writing by the Buyer. Upon any such termination, the Sellers shall, within five (5) Business Days after receipt of the Buyer’s termination notice, surrender to Li Bang for cancellation, for no consideration, all Consideration Shares previously issued to the Sellers, and refund to Li Bang any portion of the Cash Consideration previously paid and any other amounts paid by Li Bang or the Buyer to the Sellers in connection with this Agreement, in each case without setoff or deduction, and the Target Company and the Sellers shall cooperate with the Buyer to reverse, cancel or unwind any instruments, filings, appointments, resignations, transfers, registrations, authorizations, bank mandates, chop custody arrangements, control transfers or other actions effected in connection with the First Closing. Any such termination, rescission or unwinding shall be without prejudice to, and shall not limit or impair, any rights, claims, remedies, damages, indemnification rights or other relief available to the Buyer or any Buyer Indemnified Party arising out of or relating to any breach by the Target Company or the Sellers.

(d) The Target Company and the Sellers may terminate this Agreement by giving written notice to the Buyer at any time following the First Closing and prior to the Second Closing, without prejudice to any rights or remedies the Target Company or the Sellers may have, if the Buyer shall have materially breached any representation or warranty that is required to be true and correct as of the Second Closing Date, or materially breached any agreement or covenant contained herein or in any Additional Agreement to be performed at or prior to the Second Closing, and such breach shall not be cured within five (5) days following receipt by the Buyer of written notice from the Target Company or the Seller describing in reasonable detail the nature of such breach; provided that no such cure period shall extend beyond the Outside Date unless the Target Company and the Sellers otherwise agree in writing; provided, further, that any such termination following the First Closing shall terminate this Agreement in its entirety and shall rescind and unwind the First Closing and the transactions contemplated to occur at or after the First Closing, unless otherwise elected in writing by the Target Company and the Sellers. Upon any such termination, the Sellers shall, within five (5) Business Days after delivery of the termination notice to the Buyer, surrender to Li Bang for cancellation, for no consideration, all Consideration Shares previously issued to the Sellers, and refund to Li Bang any portion of the Cash Consideration previously paid and any other amounts paid by Li Bang or the Buyer to the Sellers in connection with this Agreement, in each case without setoff or deduction, and the Parties shall cooperate to reverse, cancel or unwind any instruments, filings, appointments, resignations, transfers, registrations, authorizations, bank mandates, chop custody arrangements, control transfers or other actions effected in connection with the First Closing. Any such termination, rescission or unwinding shall be without prejudice to, and shall not limit or impair, any rights, claims, remedies, damages, indemnification rights or other relief available to the Target Company or the Sellers arising out of or relating to any breach by the Buyer.

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13.3. Termination for Failure to Deliver Audited Financial Statements.

If the Sellers or the Target Company fail to deliver the audited consolidated financial statements of the Target Company Group and the related independent auditor’s reports required under Section 2.4(b)(iii) in accordance with the conditions set forth in Section 2.4, either the Buyer or Li Bang may terminate this Agreement in its entirety by written notice to the Sellers and the Target Company. Upon such termination, the Sellers shall promptly return, or cause to be returned, to Li Bang (or an Affiliate designated by Li Bang) all Cash Consideration and Stock Consideration received by or on behalf of the Sellers under this Agreement, free and clear of all Liens and without deduction or setoff, and shall execute and deliver all documents and take all actions necessary to effect such return. The Sellers’ obligations under this Section 13.3 shall survive termination of this Agreement.

13.4. Survival.

The provisions of Article XI, Article XII, and Article XIV and Sections 8.2 shall survive any termination of this Agreement pursuant to this Article XIII.

ARTICLE XIV

MISCELLANEOUS

14.1. Notices.

Any notice, consent, waiver or other communication required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (a) when delivered personally, upon receipt; (b) when sent by email, upon confirmation of transmission by the sending party, provided that no notice of delivery failure is received by the sending party; or (c) one (1) Business Day after being sent by internationally recognized overnight courier, in each case properly addressed to the applicable Party as follows:

If to Li Bang or the Buyer:

Li Bang International Corporation Inc.

No. 190 Xizhang Road, Gushan Town,

Jiangyin City, Jiangsu Province

People’s Republic of China

Attention: Feng Huang

Email: [    ]

with a copy (which shall not constitute notice) to:

Huan Lou, Esq.

McCarter & English, LLP

250 W. 55th Street, 13th Floor

New York, NY 10019, USA

Email: hlou@mccarter.com

If to the Target Company:

Jiangsu Xinsheng Synthetic Materials Co., Ltd.

Address: [    ]

Attention: [    ]

Email: [    ]

If to the Sellers:

[Seller 1 Name] and [Seller 2 Name]

at the respective addresses and email addresses set forth on the Sellers’ signature pages.

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Any notice to be given to the Buyer under this Agreement may also be delivered using the notice information of Li Bang set forth herein.

Any Party may change its address or email address for notice by giving written notice to the other Parties in accordance with this Section 14.1.

14.2. Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Party against whom such amendment or waiver is to be effective; provided that any amendment to this Agreement shall require a writing signed by all Parties hereof.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

14.3. Ambiguities.

The Parties acknowledge that each Party and its counsel has materially participated in the drafting and negotiation of this Agreement. Accordingly, the rule of construction that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

14.4. Publicity.

Except as required by applicable Law, SEC rules, Nasdaq rules or any other applicable securities Law, no Party shall issue any press release or make any public announcement or public disclosure concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties. To the extent any such disclosure is required by applicable Law, SEC rules, Nasdaq rules or any other applicable securities Law, the disclosing Party shall, to the extent legally permissible and reasonably practicable, consult in good faith with the other Parties regarding the form, content and timing of such disclosure prior to making such disclosure.

14.5. Expenses.

Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne and paid by the Party incurring such cost or expense.

14.6. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither the Target Company nor any Seller may assign, delegate or otherwise transfer any of its or any Seller’s rights or obligations under this Agreement without the prior written consent of the Buyer. The Buyer may assign this Agreement, in whole or in part, to any of its Affiliates; provided, that no such assignment shall relieve the Buyer of any of its obligations hereunder. Except as expressly provided in the immediately preceding sentence, the Buyer may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Target Company and the Sellers.

14.7. Independent Legal Services.

The Sellers acknowledge that they each has had the opportunity to retain and consult with independent legal counsel of its own choosing prior to executing this Agreement, and that no lawyer retained by the Buyer has acted or purported to act for or on behalf of the Sellers in connection with this Agreement or the transactions contemplated hereby.

14.8. Counterparts; Electronic Signatures.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. Signatures delivered by email in portable document format (.pdf), DocuSign or other electronic means shall be deemed effective for all purposes as originals.

[The remaining of this page is intentionally left blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day first above written.

Li Bang (the Issuer):

Li Bang International Corporation Inc.

	By:	/s/ Feng Huang
	Name:	Feng Huang
	Title:	Chief Executive Officer
The Buyer:

Jiangsu Libang Intelligent Technology Co., Ltd.

	By:	/s/ Feng Huang
	Name:	Feng Huang
	Title:	Legal Representative
The Target Company:

Jiangsu Xinsheng Synthetic Materials Co., Ltd.

	By:	/s/ [Seller 1 Name]
	Name:	[Seller 1 Name]
	Title:	Legal Representative
Seller:

[Seller 1 Name]

	By:	/s/[Seller 1 Name]
	Name:	[Seller 1 Name]
	Address:	[ ]
	Email:	[ ]

Seller:

[Seller 2 Name]

	By:	/s/[Seller 2 Name]
	Name:	[Seller 2 Name]
	Address:	[ ]
	Email:	[ ]

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SCHEDULE A

Seller Equity Transfers and Allocation of Consideration

Capitalized terms used but not otherwise defined in this Schedule A shall have the meanings ascribed to them in the Agreement.

1. Equity Transfers by Sellers

Each Seller shall transfer the equity interests specified opposite such Seller’s name below in accordance with the Agreement. All percentages in this Schedule are expressed as percentages of the total equity interests in the Target Company.

Seller	Equity interest held before transfer	Equity interest comprising the Subject Equity transferred by such Seller	Equity interest retained following transfer contemplated by this Agreement
[Seller 1 Name]	50%	25%	25%
[Seller 2 Name]	50%	25.1%	24.9%
Total	100%	50.1%	49.9%

2. Allocation of Considerations paid to each Seller

In consideration of each Seller’s transfer of the equity interests specified in Section 1 of this Schedule A, the Consideration Shares and each installment of the Cash Considerations shall be allocated and issued or paid to such Seller as follows, in each case in accordance with the terms and timing specified in the Agreement:

Seller	Number of Consideration Shares	Supplemental Shares Allocation Percentage	First Cash Installment	Second Cash Installment	Third Cash Installment	Total Cash Considerations
[Seller 1 Name]	2,000,000	49.9%	US$1,497,005	US$2,495,010	US$7,485,030	US$11,477,045
[Seller 2 Name]	0	50.1%	US$1,502,995	US$2,504,990	US$7,514,970	US$11,522,955
Total	2,000,000	100%	US$3,000,000	US$5,000,000	US$15,000,000	US$23,000,000

The Consideration Shares shall be issued by Li Bang, and the installments of the Cash Considerations shall be paid by the Buyer or Li Bang, as applicable, in accordance with the Agreement. Each Seller shall be entitled to receive only the Consideration Shares and Cash Considerations allocated to such Seller in accordance with the terms of the Agreement with reference to this Section 2 of this Schedule A.

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EXHIBIT I

Regulation S Seller Representation Letter

To:	The Board of Directors of
Li Bang International Corporation Inc.

Ladies and Gentlemen:

The undersigned is being issued certain Class A ordinary shares, par value US$0.002 per share (the “Consideration Shares”), of Li Bang International Corporation Inc., an exempted company incorporated in the Cayman Islands (“Li Bang”), in connection with that certain Share Purchase Agreement, dated as of November 3, 2026 (the “Agreement”), by and among Li Bang, Jiangsu Libang Intelligent Technology Co., Ltd., a limited liability company incorporated in the People’s Republic of China, Jiangsu Xinsheng Synthetic Materials Co., Ltd., a limited liability company incorporated in the People’s Republic of China, and Mr. Yi Qin and Ms. Youyou Xu, as sellers thereunder. In consideration of such Consideration Shares and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in addition to the representations being made by the undersigned in the Agreement, the undersigned hereby represents, warrants and acknowledges to Li Bang as follows:

1.	The undersigned is not a “U.S. Person,” as such term is defined in Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

2.	No offer or sale of the Li Bang’s Class A Ordinary Shares under the Agreement or otherwise was made to the undersigned in the United States.

3.	The undersigned is not acquiring the Li Bang’s Class A Ordinary Shares under the Agreement for the account or on behalf of any U.S. Person.

4.	The undersigned has not made any prearrangement to transfer the Li Bang’s Class A Ordinary Shares to a U.S. Person or to return the Li Bang’s Class A Ordinary Shares to the United States securities markets (which includes short sales in the United States within the applicable “distribution compliance period,” as defined in Regulation S (hereinafter referred to as the “restricted period”) to be covered by delivery of Li Bang’s Class A Ordinary Shares) and is not acquiring the Li Bang’s Class A Ordinary Shares as part of any plan or scheme to evade the registration requirements of the Securities Act.

5.	All offers and sales of Li Bang’s Class A Ordinary Shares by the undersigned in the United States or to U.S. Persons or otherwise whether prior to the expiration or after the expiration of the applicable restricted period shall be made only pursuant to a registration of the Li Bang’s Class A Ordinary Shares under the Securities Act or an exemption from registration, and in compliance with Regulation S.

6.	The undersigned is not a “distributor,” as defined in Regulation S. However, if the undersigned should be deemed to be a distributor prior to reselling the Li Bang’s Class A Ordinary Shares to a non-U.S. Person during the restricted period, the undersigned will send a notice to each new purchaser of Li Bang’s Class A Ordinary Shares that such new purchaser is subject to the restrictions of Regulation S during the restricted period.

7.	The undersigned is not an “underwriter” or “dealer” (as such terms are defined in the Securities Act), and the purchase of Li Bang’s Class A Ordinary Shares by the undersigned is not a transaction (or part of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	The undersigned does not have a short position in any securities of Li Bang and will not have a short position in such securities at any time prior to the expiration of the restricted period.

9.	If at any time after the expiration of the restricted period, the undersigned wishes to transfer or attempts to transfer Li Bang’s Class A Ordinary Shares to a U.S. Person, the undersigned agrees to notify the Buyer if at such time it is an “affiliate” of the Buyer or is then acting as an “underwriter,” “dealer,” or “distributor” as to such securities (as such terms are defined in the Securities Act or the regulations promulgated thereunder, including but not limited to, Regulation S), or if such transfer is being made as part of a plan or scheme to evade the registration provisions of the Securities Act.

10.	The undersigned acknowledges that the undersigned may only be able to resell Li Bang’s Class A Ordinary Shares pursuant to the provisions of Regulation S and otherwise pursuant to the Securities Act, and that it may not be possible for the undersigned to liquidate its investment in Li Bang’s Class A Ordinary Shares. The undersigned is prepared, therefore, to hold its, his or her Li Bang’s Class A Ordinary Shares indefinitely.

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The undersigned hereby represents that all the representations and warranties provided herein are true, correct and complete as of the date hereof and the Closing Date as defined in the Agreement. The undersigned understands that the information included in this letter will be relied on by Li Bang in connection with the issuance of Li Bang’s Class A Ordinary Shares to the undersigned. The undersigned agrees to notify Li Bang immediately of any change in the letter.

For Individuals:

Print Name Above

Sign Name Above

For Entities:

Print Name of Entity Above

By:
Name:
Title:

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